SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/X/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        AIR PRODUCTS AND CHEMICALS, INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

                        AIR PRODUCTS AND CHEMICALS, INC.
   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
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/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3)
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

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    previously. Identify the previous filing by registration statement number,
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


Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA 18195-1501
Telephone (610) 481-8000


                                                               December 8, 1995

Dear Shareholder:

On behalf of your Board of Directors, I am pleased to invite you to attend the 1996 Annual Meeting of Shareholders of Air Products and Chemicals, Inc. The meeting will be held on Thursday, January 25, 1996, at 2:00 p.m., in the Tompkins College Center Theater at Cedar Crest College in Allentown, Pennsylvania.

The attached Notice of Annual Meeting and Proxy Statement describe the business to be conducted at the meeting, including the election of four directors. The Board of Directors has nominated Dr. Ruth M. Davis and Messrs. Robert Cizik, Terry R. Lautenbach and Ruud F. M. Lubbers.

It is important that your shares be represented at the meeting, regardless of the number you may hold. Whether or not you can be present in person, please sign, date and return your proxy as soon as possible. If you do attend, your proxy can be revoked at your request in the event you wish to vote in person. A summary report of actions taken at the meeting will be available upon request with the financial results of the first quarter of fiscal year 1996.

We look forward to seeing you at the meeting.

                                                Cordially,


                                                Harold A. Wagner
                                                Chairman of the Board, President
                                                and Chief Executive Officer

                    Notice of Annual Meeting of Shareholders
                                   to be held
                                January 25, 1996


To the Holders of Common Stock of
         Air Products and Chemicals, Inc.

The Annual Meeting of Shareholders of Air Products and Chemicals, Inc., a Delaware corporation, will be held in the Tompkins College Center Theater at Cedar Crest College in Allentown, Pennsylvania, on Thursday, January 25, 1996, at 2:00 p.m. for the following purposes:

  1.   To elect four directors each for a three-year term.

  2. To ratify the appointment of independent certified public accountants for the fiscal year ending September 30, 1996.

  3. To consider and take action upon a proposal to amend Article Fourth of the Company's Restated Certificate of Incorporation to increase the number of shares of common stock authorized to be issued from 150,000,000 shares to 300,000,000 shares.

  4. To consider and take action upon a proposal to approve amendments to the Company's 1990 Long-Term Incentive Plan.

  5. To consider and take action upon a proposal to approve Internal Revenue Code Section 162(m) Amendments to the Company's 1990 Long-Term Incentive Plan.

  6. To consider and take action upon a proposal to approve Internal Revenue Code Section 162(m) Annual Incentive Plan Terms.

  7. To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on November 30, 1995, are entitled to receive notice and to vote at the meeting. A complete list of such shareholders will be open for examination by any shareholder for any purpose germane to the meeting at the Company's office at 7201 Hamilton Boulevard, Allentown, Pennsylvania 18195-1501, for a period of ten days prior to the meeting.

If you do not plan to attend the meeting in person, you are urged to vote, sign, date and mail the enclosed proxy immediately. The proxy is revocable and will not affect your right to vote in person in the event you find it convenient to attend the meeting.

                                           By order of the Board of Directors


                                           James H.  Agger
                                           Vice President, General Counsel
December 8, 1995                           and Secretary

                                PROXY STATEMENT

                               Table of Contents


                                                                                                            Page

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING.................................................................1
         AGENDA ITEM NO. ONE:  ELECTION OF DIRECTORS...........................................................1
                  The Board of Directors.......................................................................1
                  Nominees for Director........................................................................2
                  Directors Continuing in Office...............................................................3
                  Meetings and Committees of the Board.........................................................6
                  Other Relationships and Transactions.........................................................7
                  Remuneration of Directors....................................................................8
                  Director Term Limitation and Retirement Policy...............................................9
         AGENDA ITEM NO. TWO:   RATIFICATION OF APPOINTMENT OF
             INDEPENDENT ACCOUNTANTS..........................................................................10
         AGENDA ITEM NO. THREE:  AMENDMENT TO RESTATED
             CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED
             SHARES...........................................................................................11
         AGENDA ITEM NO. FOUR:  APPROVAL OF 1997 AMENDMENTS TO
             THE 1990 LONG-TERM INCENTIVE PLAN................................................................13
         AGENDA ITEM NO. FIVE:  APPROVAL OF INTERNAL REVENUE
             CODE SECTION 162(m) AMENDMENTS TO THE 1990 LONG-TERM
             INCENTIVE PLAN...................................................................................17
         AGENDA ITEM NO. SIX:  APPROVAL OF INTERNAL REVENUE CODE
             SECTION 162(m) ANNUAL INCENTIVE PLAN TERMS.......................................................19
         OTHER MATTERS........................................................................................21
ADDITIONAL INFORMATION FOR SHAREHOLDERS.......................................................................22
         COMPENSATION OF EXECUTIVE OFFICERS...................................................................22
                  Report of the Management Development and Compensation Committee.............................22
                  Compensation and Option Tables..............................................................26
                  Stock Performance Information...............................................................33
                  Pension Plans...............................................................................33
                  Certain Agreements With Executive Officers..................................................35
         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
             MANAGEMENT.......................................................................................35
         CERTAIN PROCEDURAL INFORMATION.......................................................................39



Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA 18195 - 1501


                         Annual Meeting of Shareholders
                                January 25, 1996

                                PROXY STATEMENT



This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Air Products and Chemicals, Inc., a Delaware corporation (the "Company" or "Air Products"), to be used at the Annual Meeting of Shareholders of the Company to be held January 25, 1996, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement.


                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

                   AGENDA ITEM NO. ONE: ELECTION OF DIRECTORS


The Board of Directors

The Board of Directors currently has 12 positions. Due to the retirement of one director and assuming the election by the shareholders of the four persons standing for election as directors on January 25, 1996, the Board will have 11 members after the Annual Meeting. The Board is divided into three classes, with each director normally elected to serve for a three-year term and one full class of directors to be elected at each Annual Meeting.

At this year's meeting, Dr. Ruth M. Davis and Messrs. Robert Cizik and Terry R. Lautenbach, three incumbent Class I directors whose terms are currently scheduled to expire at the 1996 Annual Meeting, have been nominated for re-election for three-year terms as Class I directors. Mr. Ruud F. M. Lubbers has been nominated for re-election as a Class I director to fill a vacancy which will exist in that class following the retirement referred to above.

The Board of Directors and management recommend a vote "FOR" the election to the Board of Directors of Dr. Davis and Messrs. Cizik, Lautenbach, and Lubbers.

The following pages set forth information regarding the nominees for election as well as information about the directors whose terms of office do not expire this year. Each such director has consented to being named as nominee for director and agreed to serve if elected. All of the nominees are currently directors and all have been elected by the shareholders at prior meetings, except for Mr. Lubbers who was elected as a Class II director by the directors in May 1995. Mr. Lubbers will resign from his current class of director if elected as a member of the new class for which he has been nominated.

Under applicable Delaware law, directors shall be elected by a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Thus, the nominees for election to the Board of Directors receiving the greatest number of the affirmative votes cast, up to the number of directors to be elected, will be elected as directors. Proxies will be voted for the election of all four of the foregoing nominees unless instructions to "withhold" votes are set forth on the proxy card, although withholding votes will not influence voting results so long as a quorum is present. Abstentions may not be specified as to election of directors. Under the rules of the New York Stock Exchange, Inc. ("NYSE") brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from their customers, the beneficial owners of the shares. Thus, brokers that do not receive instructions are entitled to vote on the election of the foregoing four nominees for director. If, as a result of circumstances not known or unforeseen, any of such nominees shall be unavailable to serve as a director, proxies will be voted for the election of any other person or persons as the Board of Directors may select.

Information follows with regard to the age, business experience and certain Board committee memberships as of November 1, 1995 of the nominees for directors and the directors continuing in office.

Nominees for Director:
Class I - To serve until the annual election of directors in 1999 or until their successors are elected and qualified.

ROBERT  CIZIK,  age 64.  Chairman of the Board of Cooper  Industries,  Inc.  Director  of the  Company  since 1992.
                Member of the Audit and Management Development and Compensation Committees.


Mr. Cizik joined Cooper Industries, Inc., a diversified, worldwide manufacturing company, in 1961 and served in various financial, planning and management positions prior to becoming President and Chief Operating Officer in 1973. He served as Cooper's Chief Executive Officer from 1975 to 1995, and has served as Chairman of the Board since 1983. Mr. Cizik is a director of Harris Corporation, Panhandle Eastern Corporation, Temple Inland Inc., and Cooper Cameron Corporation.

RUTH M.  DAVIS,  age 67.  Since  1981,  President  and Chief  Executive  Officer  of The  Pymatuning  Group,  Inc.,
                Alexandria,  Virginia,  which  specializes  in  technology  management  services.  Director  of the
                Company since 1984.  Chairman of the  Environmental,  Safety and Public Policy Committee and member of the Executive and Nominating and Corporate Governance Committees.


Dr. Davis was Assistant Secretary of Energy from 1979 to 1981 and Deputy Under Secretary of Defense for Research and Advanced Technology from 1977 to 1979. Dr. Davis is chairman of the board of trustees of The Aerospace Corporation and serves as a director or trustee of Sprint Corporation, Consolidated Edison Company of New York, Inc., Varian Associates, Inc., Ceridian Corporation, Premark International, Inc., Softech, Inc., Giddings & Lewis, Inc., BTG, Inc., and the Principal Financial Group of Des Moines, Iowa. Dr. Davis has been elected to the National Academy of Engineering, the National Academy of Public Administration and the American Academy of Arts and Sciences.

TERRY R.  LAUTENBACH,  age 57.  Former  Senior Vice  President  of  International  Business  Machines  Corporation.
                       Director  of the Company  since  1991.  Chairman of the  Management  Development  and  Compensation
                       Committee and member of the Environmental, Safety and Public Policy Committee.

Mr. Lautenbach joined IBM, a manufacturer and supplier of information handling systems, equipment and services, in 1959, and held numerous positions in the marketing area until becoming IBM Vice President - Marketing in 1984, President -Communication Products Division in 1985, Vice President and Group Executive -Information Systems and Communications Group in 1986, and Senior Vice President and General Manager in 1988. Mr. Lautenbach served as Senior Vice President and was a member of IBM's Management Committee from 1990 to 1992. He serves as a director of Melville Corp., Loomis Sayles Mutual Funds, Varian Associates, Inc. and Xavier University.

RUUD F. M.  LUBBERS,  age 56. A Minister of State and the former  Prime  Minister of the  Netherlands.  Director of the Company since 1995.

Mr. Lubbers held senior level positions within the Dutch government for over twenty years. Between 1973 and 1977, he served as Minister for Economic Affairs, in 1978 he became Parliamentary leader of the Christian Democratic Alliance, and he was Prime Minister from 1982 until 1994. Mr. Lubbers is a professor of international economics and globalization. He teaches at the Katholic University Brabant and at the John F. Kennedy School of Government at Harvard University. He serves as the Chair of the Institute of Foreign Relations in The Hague. Mr. Lubbers serves as a director of Hollandia Industriele Maatschappij and Content.

Directors Continuing in Office:
Class II - To serve until the annual election of directors in 1997 or until their successors are elected and qualified.

TOM H. BARRETT, age 65. Partner in American Industrial Partners, a
                private investment partnership, since 1992. Prior to this, he was Chairman of the Board, President and Chief Executive Officer of The Goodyear Tire & Rubber Company until his retirement in 1991. Director of the Company since 1990. Member of the Audit, Finance, and Management Development and Compensation Committees.

Mr. Barrett joined The Goodyear Tire & Rubber Company, a major producer of tires, in 1953 and held numerous positions in the technical and production areas. He was elected an officer of the Company in 1976, a director in 1979, and President and Chief Operating Officer in 1982. He became Chief Executive Officer in 1988 and Chairman in 1989. Mr. Barrett is a director of A. O. Smith Corporation, Mutual Life Insurance of New York, Rubbermaid, Inc. and Fieldcrest Cannon, Inc.

L. PAUL  BREMER,  III,  age 54.  Managing  Director of Kissinger  Associates.  Director of the Company  since 1993.
                        Chairman of the  Nominating  and Corporate  Governance  Committee and member of the  Environmental,
                        Safety and Public Policy Committee.


Former Ambassador Bremer joined Kissinger Associates, a strategic consulting firm headed by former Secretary of State, Henry Kissinger, in 1989 following a 23 year career in the United States Diplomatic Service. Ambassador Bremer held various assignments including political, economic and commercial officer at the American Embassies in Afghanistan and Malawi and Deputy Chief of Mission and charge' d' affaires at the American Embassy in Oslo, Norway. He was appointed Executive Secretary of the State Department and Special Assistant to the Secretary of State in 1981. In 1983, he was named United States Ambassador to the Netherlands and in 1986 he was appointed Ambassador-at-Large for Counter-Terrorism. Ambassador Bremer is also a director of Conner Peripherals, Inc., the Foreign Policy Association and the Netherland-America Foundation.


JUDITH RODIN,   age 51. President of the University of Pennsylvania.
                Director of the Company since 1993. Chairman of the Audit
                Committee and member of the Finance Committee.

Dr. Rodin became the President of the University of Pennsylvania in July 1994. Prior to assuming her current position, Dr. Rodin was Provost of Yale University. Dr. Rodin joined the Yale faculty in 1972, and held teaching and research positions of increasing responsibility in the Department of Psychology, in 1985 becoming Professor of Medicine and Psychology. She was Chair of the Department of Psychology from 1989 to 1991, Dean of the Graduate School of Arts and Sciences from 1991 to 1992 and assumed the position of Provost in 1992. Also, since 1983, Dr. Rodin has served as the Chair of the John D. and Catherine
T. MacArthur Foundation Research Network on Determinants and Consequences of Health-Promoting and Health-Damaging Behavior. Dr. Rodin is a director of Aetna.

HAROLD A. WAGNER,  age 60. Chairman of the Board,  President and Chief Executive  Officer of the Company.  Director
                   of the Company since 1991.  Member of the Executive and Finance Committees.


Mr. Wagner joined the Company in 1963 and held various positions of increasing responsibility becoming Vice President, Sales, Industrial Gas Division - U.S. in 1981. He became Vice President - Planning in 1982, Vice President - Business Divisions, Chemicals Group in 1987, President of Air Products Europe, Inc. in 1988, Executive Vice President - Gases and Equipment in 1990 and President and Chief Operating Officer in 1991. Mr. Wagner was elected to his present position in 1992. Mr. Wagner is a director of United Technologies Corp. and the Chemical Manufacturers Association, and a trustee of Lehigh University, the Committee for Economic Development and the Eisenhower Exchange Fellowships, Inc.

Class III - To serve until the annual election of directors in 1998 or until their successors are elected and qualified.

DEXTER F. BAKER,  age 68.  Former  Chairman of the Board and Chief  Executive  Officer of the Company.  Director of
                  the  Company  since  1964.   Chairman  of  the  Executive  Committee  and  member  of  the  Finance
                  Committee.


Mr. Baker joined the Company in 1952 and became head of the Company's operations in Europe in 1964. He was elected Executive Vice President in 1968, President and Chief Operating Officer in 1978, and Chairman of the Board and Chief Executive Officer in 1986. In 1988 he relinquished the position of President which he reassumed in 1990 and relinquished again in 1991. In accordance with the Company's retirement policy for senior executives, Mr. Baker retired from his position of Chairman and Chief Executive Officer in 1992. Mr. Baker is a director of AMP Incorporated and Eastman Chemical Co. He is a trustee of the Harry C. Trexler Foundation.

TAKEO  SHIINA,  age 66.  Chairman  of IBM Japan,  Ltd.  Director  of the  Company  and  Chairman  of the  Company's
                Japanese  Advisory Council since 1993.  Member of the  Environmental,  Safety and Public Policy and
                Nominating and Corporate Governance Committees.

Mr. Shiina joined IBM Japan, Ltd., a manufacturer and supplier of information handling systems, equipment and services, in 1953 and thereafter held marketing, operations and corporate staff positions. Mr. Shiina was elected President of IBM Japan, Ltd. in 1975, became its President and Chief Executive Officer in 1978, and its Chairman and Chief Executive Officer in January 1993. He was elected Vice President of International Business Machines Corporation (U.S.) in 1989 and served until March 1993. Mr. Shiina assumed his current position and became Chairman of the IBM Japan Advisory Board in March 1993. Mr. Shiina is a director of IBM Asia Pacific, AMP Incorporated, and HOYA Corp. He is Senior Advisor of Bankers Trust Company, Japan, serves on the European Advisory Board of Bankers Trust Company, and is a trustee of the Aspen Institute.

LAWRASON D. THOMAS,  age 61. Vice  Chairman of Amoco  Corporation.  Director of the Company  since 1994.  Member of the Audit and Nominating and Corporate Governance Committees.

Mr. Thomas joined Amoco Chemical Company, a subsidiary of Amoco Corporation, an integrated petroleum company, in 1958. He held various sales, marketing and administrative positions with Amoco's chemical and oil subsidiaries before being named Amoco Oil Company's Vice President of Operations, Planning, and Transportation in 1976, Executive Vice President in 1979, and President in 1981. He was elected a director of Amoco Corporation in 1989, Executive Vice President in 1990 and assumed his current position as Vice Chairman in July 1992. Mr. Thomas will retire as Vice Chairman and from the Board of Directors of Amoco Corporation effective January 1, 1996 and will continue until April 1996 as senior advisor to the Chairman and a senior representative to international trade groups, partners and governments. Mr. Thomas is a member of the board of directors of the American Petroleum Institute, the America-China Society, the National Association of Manufacturers and the National Merit Scholarship Program.

Meetings and Committees of the Board

The Board of Directors of the Company met seven times during fiscal year 1995 and the outside members of the Board of Directors met once for their annual review of CEO performance, in a session led by the Chairman of the Management Development and Compensation Committee and preceded by Mr. Wagner's review of his corporate strategy and management succession and organizational plans. During the year, the average attendance of directors at meetings of the Board of Directors and meetings of committees of the Board to which they belonged was approximately 94%, including that of Mr. Shiina who attended less than 75% of such meetings.

The Board has six standing committees. These committee memberships are indicated in the preceding biographical information.

The Audit Committee consists of four directors, none of whom is an employee of the Company. The Committee, which met three times in fiscal year 1995, reviews significant matters relating to the audit and internal controls of the Company, reviews the results of audits by the Company's independent auditors, reviews the activities of the internal audit staff, and recommends selection of the Company's independent auditors for approval by the Board, subject to ratification by the shareholders. The Committee reviews and transmits to the Board the audited financial statements of the Company after the close of each fiscal year.

The Environmental, Safety and Public Policy Committee, which consists of four directors, met twice during the last fiscal year. The Committee is responsible for monitoring for and reporting to the Board regarding Company responses to issues and matters of concern in such areas as environmental compliance, safety, government, political and economic matters, community relations, and corporate and foundation philanthropic programs and charitable contributions.

The Executive Committee, which consists of four directors, met once during fiscal year 1995. Such Committee has authority to act on most matters during intervals between Board meetings.

The Finance Committee, which consists of five directors, met three times in fiscal year 1995. The Committee reviews the Company's financial policies, keeps informed of its operations and financial condition, including requirements for funds, advises the Board concerning sources and disposition of Company funds, evaluates investment programs, and reviews the Company's continuing financial arrangements and methods of external financing.

The Management Development and Compensation Committee, which consists of four non-employee directors, met five times in fiscal year 1995. The Committee provides advice in connection with the Company's succession planning, establishes the Company's executive compensation policies, oversees the administration of the incentive compensation plans for executives and key employees, and reviews the actions of those responsible for the administration of the Company's pension and savings plans, from time to time approving amendments to such incentive, pension and savings plans on behalf of the Board. The Committee is also charged with the responsibility of approving the individual salary, bonus and incentive plan awards of the chief executive officer, the other executive officers and certain other senior executives, and for annually reviewing with the Board of Directors the performance of the chief executive officer.

The Nominating and Corporate Governance Committee, which consists of four non-employee directors, met twice during the last fiscal year. The Committee reviews possible candidates for membership on the Board of Directors, including any recommended in good faith by a registered shareholder with the consent of the candidate, and makes recommendations to the Board concerning candidates for the Board of Directors. Any recommendations from shareholders should be sent to the Secretary of the Company. The Committee also recommends for Board approval the functions and schedules of the Board and of its various committees and the membership of the committees; director remuneration, plans and programs; and Board tenure and retirement policies.

Other Relationships and Transactions

During the past fiscal year, the Company has had commercial transactions in the ordinary course of business with industrial corporations, banks, universities and other entities with which certain of the directors are or were affiliated, as indicated on pages __-__ of this Proxy Statement. Such transactions arose out of negotiations between the parties conducted at arm's length in competitive situations, were on the same basis as those with nonaffiliated companies, and the Company believes them to have been fair. The Company does not believe that the interest of any such director in the transactions is material either to the Company or to the individual involved. The Company anticipates that it will continue to have similar transactions with such entities in the future.

Remuneration of Directors

Directors who are not employees of the Company are paid retainers at an annual rate of $25,000 and, if they serve as chairman of a committee of the Board, an additional annual retainer of $3,000. Non-employee directors are also paid $1,000 for each Board and each committee meeting they attend, and $600 for participating in a meeting by conference call unless there is more than one conference call in one day, in which case the fee is $1,000. In addition, non-employee directors are reimbursed for expenses incurred in performing their duties as directors. Members of the Company's Japan Advisory Council, including Mr. Shiina, receive an annual fee of $15,000 for serving on such Council, along with reimbursement of their expenses incurred in performing related duties.

Non-employee directors are permitted to defer receiving payment of all or a portion of their retainers and meeting fees until after their Board service ends by making an irrevocable deferral election in advance of earning such compensation under the deferred compensation plan for directors. Deferred compensation is accrued on the books of the Company as an unfunded liability and has been deemed to earn interest at Moody's long-term, "A"-rated industrial bond rate. Effective 19 October 1995, the plan was amended to allow directors who elect to defer compensation earned beginning in calendar year 1996 to irrevocably choose between the foregoing interest account and a phantom Company common stock account under which compensation otherwise payable is converted to units by dividing the deferred amount by the market value of a share of common stock and phantom dividends are deemed reinvested in further phantom stock units. Also, directors who will continue to serve in 1996 were given a one-time opportunity to direct all or some of their existing plan account to the new phantom stock account. Payments of deferred compensation can be made in a lump sum or in up to ten installments and, if made in respect of the interest account, are in the form of cash and, if in respect of the stock account, in shares of Company common stock. In the case of the death of a director or a change in control (as defined in the plan) followed by a director's cessation of Board service, the director's entire plan account is payable immediately in a single cash lump sum.

The Company provides pension benefits pursuant to an unfunded pension plan for directors who have not been employees of the Company and who complete at least six years of service as a director. Such eligible retired directors will receive $3,750 quarterly for the remainder of their lives following the end of their Board service, although directors who first served on the Board after calendar year 1992 will not begin receiving these quarterly amounts until the later of the end of their Board service and their attainment of age 65.

Each year under the Company's stock option plan for directors, directors who have not been Company employees and who are members of the Board immediately following the annual meeting of shareholders, receive an option to purchase 1,000 shares of Company common stock at market value on the date of grant. Each option becomes exercisable six months after grant, and remains exercisable for 10 years after grant unless Board service ceases before six years (other than for disability or death).

Director Term Limitation and Retirement Policy

The Company's term limitation and retirement policy for directors limits directors to four three-year terms (or 12 years) of Board service, unless the director had already attained age 65 when the term limitation policy was first adopted. Further, directors who have never been Company employees are to tender their resignation for consideration by the Nominating and Corporate Governance Committee upon a change in principal position or identity other than due to normal retirement and are not to stand for election to a term during which age 71 would be achieved. Finally, directors who are also Company employees, including the chief executive officer, must retire from the Board upon retirement on or after January 1, 1994 from active employment with the Company. Company policy requires the chief executive officer and other executive officers to retire from Company employment at age 65.

                      AGENDA ITEM NO. TWO: RATIFICATION OF
                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS


At its meeting held on November 16, 1995, the Board of Directors of the Company upon recommendation of its Audit Committee approved the designation of Arthur Andersen LLP of Philadelphia, Pennsylvania, as independent certified public accountants for the Company for the fiscal year ending September 30, 1996, subject to ratification by the shareholders at the Annual Meeting. This accounting firm has performed such service since 1948.

A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting of Shareholders. Such representative will be offered the opportunity to make a statement and will be available to respond to appropriate questions.

Under applicable Delaware law and the Company's By-Laws, as amended, the outcome of this agenda item will be determined by the vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and having voting power on this matter. Proxies marked as abstaining will be counted in the tabulation of the vote cast and, thus, will have the effect of a vote against the proposal. Under New York Stock Exchange Rules, brokers that do not receive instructions from their customers may nevertheless vote on the matter.

The Board of Directors and management recommend a vote "FOR" the ratification of the appointment of Arthur Andersen LLP as independent certified public accountants.

                  AGENDA ITEM NO. THREE: AMENDMENT TO RESTATED
           CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES


The Board of Directors has unanimously approved for submission to a vote of the shareholders of the Company a proposal to amend the first paragraph of Article FOURTH of the Company's Restated Certificate of Incorporation so that additional authorized shares of common stock will be available for issuance in order to meet possible future developments for which the issuance of stock may be in the interests of the Company. The text of the first paragraph, as it is proposed to be amended, of Article FOURTH is as follows:

                  "FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is three hundred twenty-five million (325,000,000) shares, consisting of three hundred million (300,000,000) shares of common stock having a net par value of $1 per share and twenty-five million (25,000,000) shares of preferred stock having a par value of $1 per share."

Presently, the Company's Restated Certificate of Incorporation provides that the total number of shares of stock authorized is 175,000,000 shares, of which 150,000,000 is common stock of the par value of $1 per share and 25,000,000 is preferred stock of the par value of $1 per share. The Board has determined that the Restated Certificate of Incorporation should be amended to increase the authorized number of shares of common stock from 150,000,000 to 300,000,000. This amount does not include or affect the 25,000,000 shares of preferred stock which were previously authorized and shall remain unchanged.

Of the 150,000,000 shares of common stock presently authorized, as of November 30, 1995 approximately [121,683,323] shares were outstanding (including 10,000,000 shares held under a trust created to provide for satisfaction of certain obligations of the Company and its affiliates under various employee benefit and compensation plans, programs, practices and structures), and [3,044,469] shares were held in the Company's treasury. As of November 30, 1995, none of the 25,000,000 shares of preferred stock presently authorized were issued or outstanding. If this proposal to amend the Restated Certificate of Incorporation and the proposal to amend the Company's 1997 Long-Term Incentive Plan including to obtain authorization for an additional 5,849,700 shares of common stock for delivery under such Plan (as described below under Agenda Item No. Four) are both approved by shareholders at the Annual Meeting, 168,883,092 shares would be unreserved and available for future issuance.

The purpose of the increase in authorized shares is to provide additional shares of common stock that could be issued for corporate purposes without further shareholder approval unless required by applicable law or regulation. Future purposes for additional shares could include paying stock dividends, subdividing outstanding shares through stock splits, effecting acquisitions of other businesses or properties and securing additional financing for the operation of the Company through the issuance of additional shares.

The Board does not intend to issue any shares to be authorized under the amendment except upon terms that the Board deems to be in the best interests of the Company. The issuance of additional common stock without further shareholder approval may, among other things, have a dilutive effect on earnings per share and on the equity of the present holders of common stock and their voting rights.

The additional shares of common stock for which authorization is sought would be identical to the shares of common stock now authorized. The holders of common stock do not presently have preemptive rights to subscribe for any of the Company's securities and will not have any such rights to subscribe for the additional common stock proposed to be authorized.

The Company intends to apply for the listing on the New York Stock Exchange of any additional shares of common stock if and when such shares are issued.

Proxies will be voted for the proposed amendment to the Company's Restated Certificate of Incorporation unless contrary instructions are set forth on the proxy card. Under applicable Delaware law and the Company's By-Laws, as amended, the outcome of this agenda item will be determined by the vote of the holders of a majority of all of the issued and outstanding common stock of the Company as of the 30 November 1995 record date for the Annual Meeting. Proxies marked as abstaining will be counted in the tabulation of the vote cast and, thus, will have the effect of a vote against the proposal. Under New York Stock Exchange Rules, brokers that do not receive instructions from their customers may nevertheless vote on the matter.

The Board of Directors and management unanimously recommend a vote "FOR" the proposed amendment to Restated Certificate of Incorporation to Increase Authorized Shares.

               AGENDA ITEM NO. FOUR: APPROVAL OF 1997 AMENDMENTS
                      TO THE 1990 LONG-TERM INCENTIVE PLAN


The Company's Incentive Compensation Program (the "Incentive Program") previously approved, amended, or continued by the shareholders in 1979, 1984, and 1989, currently consists of three separate plans: the 1990 Long-Term Incentive Plan, the 1990 Deferred Stock Plan, and the 1990 Annual Incentive Plan. These plans, which contemplate or permit the delivery of shares of the Company's common stock to employees, were approved by shareholders to continue in effect indefinitely, permitting additional awards to be granted thereunder until any or all of the plans are terminated, amended or suspended by the Management Development and Compensation Committee (the "Committee") of the Board or until, in the case of the Long-Term Incentive Plan and the Deferred Stock Plan (together, the "1990 Plans"), the respective maximum number of shares or units which may be delivered under each of such plans has been delivered. The Committee regularly reviews the Company's incentive compensation plans and has, as permitted by the terms of the plans, from time to time approved certain plan amendments in furtherance of the purposes of the Incentive Program. The Committee currently believes there are insufficient shares authorized for delivery under the 1990 Plans to cover awards under those plans beyond fiscal year 1996.

The Committee and the Board of Directors continue to believe that the future success of the Company depends in large measure on the Company's ability to attract, retain and motivate executives and key employees with superior training, experience and ability and have concluded that in order to continue to retain and motivate such persons and to compete effectively for new talent, it is desirable to allow the Incentive Program to continue largely intact into fiscal year 1997 and beyond, except as required in order to qualify for continued tax deductibility of cash and stock-related incentive compensation to be paid to the Company's named executive officers for fiscal year 1996 and later years. Therefore, the Company intends to continue the 1990 Annual Incentive Plan and the 1990 Long-Term Incentive Plan (renaming each plan with reference to "1997"); for simplicity of administration, to transfer authority for granting deferred stock unit awards to executives and key employees from the 1990 Deferred Stock Plan to the renamed 1997 Long-Term Incentive Plan (the "Plan"); and, subject to shareholder approval, to obtain an additional share authorization for Plan awards and to make certain amendments to the Plan.

Increased Share Authorization. In 1989, the shareholders authorized 6,000,000 shares of Company common stock to be used for awards under the 1990 Plans, in addition to the 776,846 shares previously authorized and remaining available for awards under the 1990 Deferred Stock Plan at the time. All but about 150,300 of such share authorization has been utilized by delivery of shares upon exercise of options (or treated as utilized by virtue of payment of performance units or stock appreciation rights) since 1989 or committed under outstanding awards. The foregoing numbers have been adjusted for the 1992 two-for-one stock split. Accordingly, shareholder approval of an additional 5,849,700 shares of common stock for delivery under the Plan is requested, which will permit the delivery of 6,000,000 shares for future Plan awards for fiscal year 1997 and beyond. The number of shares and awards authorized under the Plan are subject to adjustment by the Committee to avoid dilution or consolidation of interests.

Amendments. Further, it is proposed that the Plan be amended to provide for the grant of deferred stock units (after which no further deferred stock unit awards will be made to executives and key employees under the 1990 Deferred Stock
Plan); to provide for payment of stock appreciation rights at 100%, not 95%, of the "spread", as described below under 1997 Long-Term Incentive Plan, III, Stock Appreciation Rights; to permit stock appreciation rights to be granted separately without being related in any way to any other Plan award; and to simplify shareholder approval requirements for amending the Plan so that only those revisions requiring shareholder approval as a matter of law or by rule of any stock exchange on which the Company's common stock may be listed; for Plan awards to qualify for the exemption from Section 16(b) of the Securities Exchange Act of 1934 provided by Rule 16b-3 thereunder; and for incentive stock options to meet the requirements of Section 422(b) of the Internal Revenue Code, will be required to be submitted for approval by the Company's shareholders in the future.

The above-described proposed share authorization and other amendments to the Plan are referred to herein as the "1997 Amendments".

Plan Administration. The Plan will continue to be administered by the Committee. Subject to the terms of the Plan, the Committee has the sole discretion to determine the aggregate amount of Plan awards to be granted in a given year, the classes of employees who will be granted awards, the terms and conditions of awards, and the size and types of the individual awards for certain senior executives including the chief executive officer and all other executive officers. The Committee has delegated to management its authority to determine the size and type, and to administer individual awards made to other eligible executives and key employees. The Plan permits awards to executives and key employees of the Company and entities affiliated with the Company including entities in which the Company holds less than a majority equity position and whether or not such entities are controlling, controlled by or under common control with the Company.

The Committee will determine in its discretion whether to make awards for fiscal year 1997 and thereafter under the Plan as proposed to be amended, and, if made, the amount of the awards and recipients thereof. Therefore, it is not possible to state the amount of the awards which will be granted in the future if the proposed 1997 Amendments to the Plan are approved. However, such information with respect to fiscal year 1995 awards granted to executives and key employees under the 1990 Plans is as follows:





                                                   Deferred Stock        Securities Underlying
   Name and Principal Position                    Unit Award ($)(1)        Stock Options (#)
Harold A. Wagner                                       346,875                  50,000
   Chairman, President and
   Chief Executive Officer

James H. Agger                                         115,625                  12,000
   Vice President,
   General Counsel and Secretary

Robert E. Gadomski                                     185,000                  16,000
   Group Vice President,
   Chemicals Group

Joseph J. Kaminski                                     231,250                  20,000
   Executive Vice President,
   Gases and Equipment

J. Robert Lovett                                       115,625                  20,000
   Executive Vice President,
   Strategic Planning and Technology

All Current Executive Officers
as a group                                             1,179,375                139,100

All Other Employees, including all current
officers who are not executive officers, as a
group                                                  4,338,250                612,570


(1) Based on the October 3, 1994 grant date market value of $46.25 per share.


It is currently anticipated that, if the 1997 Amendments are approved, awards under the Plan will generally continue to be made to executives and key employees who are in a position to contribute to the long-term growth of the Company. There are approximately 350 of such individuals who received awards under the 1990 Plans in fiscal year 1995. It is also expected that awards will continue to be granted under the Plan annually by the Committee. An employee may be granted more than one award under the Plan, and the Committee has since fiscal year 1992, and currently intends to continue to grant separate awards of nonstatutory stock options and of deferred stock units, known as "Career Shares", to eligible executives and key employees including the chief executive officer and each other executive officer. A Career Share entitles the recipient to receive a share of Company common stock for each unit of the award after a deferral period which generally ends two years following retirement from Company employment. Since 1986 the Committee has not granted any stock appreciation rights (other than restricted stock appreciation or similar rights which are exercisable only upon and following a change in control of the Company); and the Committee has granted no performance units since fiscal year 1991. There are no current plans to grant any stock appreciation rights or performance units.

Federal Income Tax Consequences to the Company. The Company is advised by its tax counsel that, under current interpretations of existing federal tax law, the Company will be entitled to federal income tax deductions with respect to nonstatutory stock options, stock appreciation rights, performance units, and deferred stock unit awards at or following the time that taxable income is realized by an employee with respect to such awards. Generally, income will be realized upon the exercise of nonstatutory stock options and at the time cash or stock is delivered to an employee in respect of the other types of awards. No deduction is allowed to the Company with respect to the grant or exercise of an incentive stock option. It is possible, however, for the Company to receive a deduction with respect to an incentive stock option if the participant disposes of his or her stock before satisfying the applicable holding period rules.

Proxies will be voted for the 1997 Amendments unless contrary instructions are set forth on the proxy card. Under applicable Delaware law and the Company's By-Laws, as amended, the outcome of this agenda item will be determined by the vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and having voting power on this matter. Proxies marked as abstaining will be counted in the tabulation of the vote cast and, thus, will have the effect of a vote against the proposal. Under New York Stock Exchange Rules, brokers that do not receive instructions from their customers may nevertheless vote on this matter.

The Board of Directors and management recommend a vote "FOR" the proposed 1997 Amendments to the 1990 Long-Term Incentive Plan.

A summary of the principal provisions of the Plan as proposed to be amended by the 1997 Amendments and the Section 162(m) Amendments, as defined and described under Agenda Item No. Five below, and the full text of the Plan incorporating such amendments, are appended to this Proxy Statement as Exhibit A. Such summary is qualified in its entirety by reference to the Plan text.

            AGENDA ITEM NO. FIVE: APPROVAL OF INTERNAL REVENUE CODE
         SECTION 162(m) AMENDMENTS TO THE 1990 LONG-TERM INCENTIVE PLAN


In 1993, the United States Congress adopted Internal Revenue Code ss.162(m) ("Section 162(m)") which places limits on the federal income tax deduction by the Company of certain compensation in excess of $1,000,000 for any taxable year. In order for compensation attributable to future stock options, deferred stock units, stock appreciation rights, and performance units granted under the 1990 Long-Term Incentive Plan, as amended by the 1997 Amendments as defined and described under Agenda Item No. Four above (the "Plan"), to be "performance-based" compensation exempt from the limitations of Section 162(m), shareholder approval is sought for the following Plan amendments and terms (the "Section 162(m) Amendments"):

     o amendments limiting to 500,000, the number of shares subject to nonstatutory stock options and stock appreciation rights that can be awarded annually to any one person (with awards of stock options and of stock appreciation rights granted in "tandem" with each other, as described at page __ of Exhibit A referenced under Agenda Item No. Four above, being deemed to have been granted with respect to the same shares of common stock); to 50,000, the number of deferred stock units that can be awarded annually to any one person (superseding the current Plan limit of twice the person's annualized base salary at the date of grant); and to the lesser of $2,000,000 or 150% of annualized base salary as of the date of grant, the value of performance units that can be granted annually to any one person (superseding the current Plan limit on the dollar value of a performance unit of not more than 75% of the fair market value of a share of common stock on the date of grant and on the aggregate dollar value of the performance units granted to one person of not more than two times the annualized base salary as of the date of grant) (the foregoing annual limits being referred to hereinafter as the "Section 162(m) limits"; and

     o the following continuing Plan terms: the class of persons eligible for awards under the Plan being limited to executives and key employees (including officers and directors who are also employees) of the Company and its Participating Subsidiaries (as defined in the Plan) who have a substantial opportunity to influence the long-term growth of the Company or Participating Subsidiaries; and the minimum stock price at which shares may be acquired pursuant to options granted under the Plan, and on the basis of which stock appreciation rights may be valued, being the fair market value of a share of the Company's common stock on the date the award is granted.

     o terms providing that the performance objectives for any performance units granted for fiscal year 1996 and thereafter will be limited to objective tests based on one or more of the following, any of which may be measured either in absolute terms or as compared to another company or companies: return on shareholder's equity (ROE); growth in net income; growth in revenues; cash flow return on average total capital; profit before interest and taxes; earnings growth; total return to shareholders; and various techniques comparing actual returns with required returns based on cost of capital criteria.

The Company is advised by its tax counsel that under current interpretations of existing federal tax law, the Company will be entitled to federal income tax deductions with respect to the foregoing Plan awards subject to the Section 162(m) limits at the time that income is realized by an employee with respect to such awards. It should be noted that while the Committee's intent is to prevent
Section 162(m) from limiting the deductibility of compensation, final regulations and guidelines for Section 162(m) have not been adopted by the Internal Revenue Service. For this reason, and because of possible unforeseen future events, it is impossible to be certain that all compensation in respect of Plan awards paid by the Company will be tax deductible.

It is expected that the Plan will continue to be administered by the Committee as described above under Agenda Item No. Four. Since the Committee will determine in its discretion whether to make awards for fiscal year 1997 and thereafter under the Plan as proposed to be amended by the Section 162(m) Amendments, and, if made, the amount of the awards and recipients thereof, it is not possible to state the amount of the awards which will be granted in the future if the Section 162(m) Amendments are approved. However, such information with respect to fiscal year 1995 awards granted to executive and key employees under the 1990 Plans is as set forth on page __ above.

Proxies will be voted for the Section 162(m) Amendments unless contrary instructions are set forth on the proxy card. Under applicable Delaware law and the Company's By-Laws, as amended, the outcome of this agenda item will be determined by the vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and having voting power on this matter. Proxies marked as abstaining will be counted in the tabulation of the vote cast and, thus, will have the effect of a vote against the proposal. Under New York Stock Exchange Rules, brokers that do not receive instructions from their customers may nevertheless vote on the matter.

The Board of Directors and management recommend a vote "FOR" the proposed
Section 162(m) Amendments in order to exclude compensation in respect of awards granted under the 1990 Long-Term Incentive Plan from the deduction limitations imposed by Section 162(m) of the Internal Revenue Code.

             AGENDA ITEM NO. SIX: APPROVAL OF INTERNAL REVENUE CODE
                   SECTION 162(m) ANNUAL INCENTIVE PLAN TERMS


Under Section 162(m) and Internal Revenue Service ("IRS") proposed regulations, a bonus award paid to an executive under the 1990 Annual Incentive Plan renamed the 1997 Annual Incentive Plan (the "Plan") is exempt from deduction limitations if it qualifies as "performance based". The form and amount of bonus awards is determined annually by the Committee taking into consideration (a) the performance of the Company based upon such measure or measures of performance as the Committee shall select and (b) as between employees, the contribution of the employee during the fiscal year to the success of the Company, including his or her position and level of responsibility, the achievements of his or her group, division, or department, and the recommendations of his or her superiors. On November 15, 1995, the Committee adopted terms, subject to shareholder approval, with the intent that bonuses to be paid to executives subject to Section 162(m) for fiscal year 1996 and later years would qualify as performance-based compensation exempt from the limitations of Section 162(m). These terms (the "Annual Incentive Plan Terms"), which are sought to be approved by shareholders, are as follows:

     o The class of persons covered by the Plan which consists of the named executive officers, including the chief executive officer, and all other executives and key employees.

     o The performance criteria for bonus payments for fiscal year 1996 and thereafter will be limited to objective tests based on one or more of the following, any of which may be measured either in absolute terms or as compared to another company or companies: return on shareholder's equity
       (ROE); growth in net income; growth in revenues; cash flow return on average total capital; profit before interest and taxes; earnings growth; total return to shareholders; and various techniques comparing actual returns with required returns based on cost of capital criteria.

     o There will be a maximum individual annual bonus limit of the lesser of $2,000,000 or 150% of the recipient's most recent annualized base salary rate.

On November 15, 1995, the Committee adopted performance objectives for fiscal year 1996 and established an objective formula for computing awards for the chief executive officer and other executive officers and certain other senior officers based on attainment of those performance objectives. In the administration of the fiscal year 1996 bonus program and in determining fiscal year 1996 bonus awards, the Committee will not have the flexibility to pay such executives more than the incentive amount indicated by the formula. The Committee will, however, have the flexibility, based upon its business judgment, to reduce this amount.

It is not possible to determine the amount of compensation that will be paid in 1996 or later years under the Plan as modified by the Annual Incentive Plan Terms, since actual amounts will depend on actual performance measured against pre-established performance objectives and on the Committee's discretion to reduce such amounts. However, the fiscal year 1995 bonus compensation actually awarded to the named executive officers is included in the Summary Compensation Table, Table I, on page __; and to all current executive officers as a group, was $1,840,000. The fiscal year 1995 bonus compensation authorized for all other employees, including all current officers who are not executive officers, as a group, was $14,071,050.

The Company is advised by its tax counsel that under current interpretations of existing federal tax law, the Company will be entitled to federal income tax deductions with respect to Plan awards at the time that income is realized by an employee with respect to such awards. It should be noted that while the Committee's intent is to prevent Section 162(m) from limiting the deductibility of bonuses paid under the Plan, final regulations and guidance for Section 162(m) have not been adopted by the IRS. For this reason, and because of possible unforeseen future events, it is impossible to be certain that all bonus payments paid by the Company will be tax deductible.

Proxies will be voted for the Annual Incentive Plan Terms unless contrary instructions are set forth on the proxy card. Under applicable Delaware law and the Company's By-Laws, as amended, the outcome of this agenda item will be determined by the vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and having voting power on this matter. Proxies marked as abstaining will be counted in the tabulation of the vote cast and, thus, will have the effect of a vote against the proposal. Under New York Stock Exchange Rules, brokers that do not receive instructions from their customers may nevertheless vote on the matter.

The Board of Directors and management recommend a vote "FOR" the proposed Annual Incentive Plan Terms in order to exclude compensation payable under the 1997 Annual Incentive Plan from the deduction limitations imposed by Section 162(m) of the Internal Revenue Code.

                                 OTHER MATTERS

The Board of Directors and management of the Company do not know of any matter other than referred to in the foregoing Notice of Annual Meeting of Shareholders and this Proxy Statement that may come before the meeting. However, if any other matter should properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the proxy to vote such proxies in accordance with their judgment on such matters.

                    ADDITIONAL INFORMATION FOR SHAREHOLDERS

                       COMPENSATION OF EXECUTIVE OFFICERS

Report of the Management Development and Compensation Committee

Introduction. This report describes how Air Products compensates its chief executive officer ("CEO") and other executive officers. The Management Development and Compensation Committee of the Company's Board of Directors (the "Committee") or predecessor Board committees have been responsible for determining and administering compensation policies for Air Products executives since 1965 and, since 1977, these committees have been comprised entirely of non-employee directors.

Compensation Policies Applicable to CEO and Executive Officers. The Company's compensation policy is to pay for individual performance and responsibility, while also relating executive pay programs to Company performance and the creation of shareholder value. Shareholder value is enhanced when the Company achieves an above average return on shareholders' equity in combination with sustained long-term growth. The same financial goals that are used to guide the Company's investment decisions and evaluate its overall performance are also used in the design and delivery of the Company's management compensation program.

The primary elements of the program are base salary, cash bonus, and stock based long-term compensation. The same compensation principles and plans are applied to approximately 350 key management and executive positions worldwide including the executive officers whose compensation is described in detail in this Proxy Statement. In planning for and administering compensation, the Committee uses a prescribed annual cycle for setting performance goals as well as target or guideline award levels. In the case of the CEO and other executive officers, the Committee specifically determines all individual salaries, short-term cash bonuses and long-term stock based incentives. The Committee integrates these decisions with other important matters under its charter such as executive development and succession planning, executive performance review, top level organization structure, and other strategic human resources initiatives designed to attract, retain, and motivate a high quality work force, which is essential to the long-term success of our complex, dynamic and globally competitive businesses.

Air Products' current salary grade level conventions, attendant base salary ranges, target cash bonus, and long-term incentive award guidelines, appropriately adjusted for changes in Company size and market movement, have been used by the Committee for the CEO position and other executive officer positions since 1985. In all cases, overall corporate performance along with individual performance, level of responsibility, position in salary range and timing, are factors considered by the Committee as pay decisions are made.

Target salary, bonus and incentive award levels are established by the Committee by using multiple executive compensation market studies which are generally available surveys purchased from independent outside organizations. The particular surveys used are for industrial companies with annual revenues ranging from three to six billion dollars, with particular focus on chemical and non-durable manufacturing companies in that revenue range. The Committee targets the median level of the executive market as assessed by these surveys in making its pay decisions.

By design, variable or at risk components of direct compensation are progressively greater for higher level positions. For the five executives named in this Proxy Statement, the variable portions of their compensation packages range from a minimum of 58 percent to approximately 66 percent at the CEO level. For the CEO, prospectively, targeted components of this variable compensation are approximately 20 percent short-term cash bonus and 46 percent long-term stock based incentives.

1995 Annual Cash Compensation - Base Salary. For 1995, the pertinent competitive analyses were completed in the preceding fiscal year and the Committee set the executive base salary budget for the upcoming fiscal year. Mr. Wagner's salary rate was fixed by the Committee upon consideration of competitive data for comparable positions derived from the survey methodology described above. Additional factors considered by the Committee included position in salary range, time since last increase and, most importantly, the Company's overall performance as related to Mr. Wagner's leadership and individual performance. In regard to the other senior officers, including the four other named executive officers, a similar process was used by the Committee. Competitive compensation data for comparable positions were determined using the external market analyses, and position in salary range, time since last increase, Company performance, and individual performance were used to determine the individual's salary rate.

Bonus. Bonuses are considered for payment to executives and key employees following the end of each fiscal year under the 1990 Annual Incentive Plan. This shareholder approved plan provides that in granting awards the Committee shall take into consideration the performance of the Company for the fiscal year based upon such measure or measures of performance as the Committee shall select, and that no award or awards may be granted to any participant for the same fiscal year having an aggregate value in excess of 150% of such participant's annualized base salary rate at the end of the fiscal year.

Performance goals and target bonus guidelines based on the executive market median level referred to above are established by the Committee at the beginning of each fiscal year. Such performance measures enable the Committee to establish a range of payment for the overall bonus program, although the Committee may consider other pertinent factors as it exercises its discretion in determining the actual bonus award after the end of the fiscal year. One such factor which the Committee usually considers is Air Products' financial performance relative to the composite performance of the Standard and Poor's Industrial Index (formerly known as the S&P 400 Industrials), which the Committee uses rather than the S&P 500 in order to refine its analysis by elimination of the financial, utility and transportation sectors included in the latter index. Fiscal Year 1995 performance goals emphasized return on shareholders' equity
(ROE) and growth in net income, and to a lesser degree, growth in revenues, profit before interest and taxes (PBIT) and in earnings per share (EPS). In addition to reviewing performance against internal goals and composite S&P Industrials performance, the Committee also compares Air Products revenue growth and ROE to that of each of the nine other companies besides Air Products which comprise the Standard and Poor's Chemicals Index.

In setting the bonus this year, the Committee considered in particular that the Company exceeded its two major financial benchmarks. Fiscal year 1995 net income was $368 million, an increase of 19% over the prior year, and return on shareholders' equity improved to 16.1%. The Committee recognizes these measures as critical indicators of Company performance. Revenue growth of 11% set a new Air Products sales record of $3.9 billion. In addition to record sales and earnings, the Company shipped record volumes of gases and chemicals, achieved excellent safety and environmental performance, and recognized and acted upon important strategic market opportunities. Capital investments for the year approached $1 billion supported by record levels of cash flow. The Committee considers the year's accomplishments to be a significant combination of operating performance and exceptional achievement of long-term objectives which position the Company for continued worldwide growth.

In determining Mr. Wagner's bonus, the Committee utilized the results of its CEO performance review process, which focuses on specific objectives developed by the Committee to assess Mr. Wagner's leadership to the Company, its various stakeholders, and the Board of Directors.

At the November 1995 meeting, the Committee completed its assessment of the Company's and Mr. Wagner's performance and determined the overall bonus award level for fiscal year 1995, including Mr. Wagner's award, at 155% of the 1995 target bonus guideline.

1995 Stock Based Long-Term Compensation. Long-term compensation is a particularly important component of Air Products' management compensation program, as it reflects the Company's business portfolio which is capital intensive and requires long-term commitments for success. Under the shareholder approved long-term incentive program, executives and key employees receive various forms of stock based awards. There are currently two main elements which comprise stock based, long-term executive compensation--stock options and deferred stock units.

Since options provide gains to executives only if the stock price improves over the market value at the date of grant and since shares in payment of deferred stock units are not delivered until two years following retirement, these awards serve to retain and motivate the Company's executive officers and to align them with the interests of Air Products' shareholders. Both forms of long-term awards are subject to forfeiture should executives engage in certain activities including competing with the Company.

Award guidelines are reviewed by the Committee each year to ensure consistency with overall compensation targets. The Committee approved the guidelines used for fiscal year 1995 awards in late fiscal year 1994, after considering data from competitive surveys along with its policy standard of targeting long-term incentive compensation above executive market median levels. Unit denominated award guidelines are used to set awards whereby each salary grade level has a range of options and deferred stock units associated with it reflecting job responsibilities.

Individuals chosen for awards receive a number of units within the award range of the salary grade level for their current position.

The options granted under the 1990 Long-Term Incentive Plan for fiscal year 1995 have an option exercise price which is the market value on the date of grant. Selected executives and key employees, including all five officers named in this Proxy Statement, also received grants of Career Shares (deferred stock units) under the 1990 Deferred Stock Plan. The Committee established Mr. Wagner's fiscal year 1995 stock option and Career Share awards consistent with award guidelines for the CEO position. The Committee intends these awards to represent approximately 46 percent of Mr. Wagner's 1995 compensation, thereby significantly weighting the CEO's targeted mix of compensation toward long-term, stock based incentives in an effort to establish a solid connection with long-term corporate and stock market performance.

Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held corporations may not deduct in any taxation year certain compensation in excess of $1,000,000 paid to the chief executive officer and the next four most highly compensated executive officers. An exception is provided for so-called performance-based compensation. Section 162(m) did not apply to the Company's fiscal year 1994, but will apply to its fiscal year 1995.

Under a special transition rule, awards under the Company's existing long-term stock based incentive plans made prior to the Annual Meeting of Shareholders in January 1997 are exempt from the non-deductibility provisions of Section l62(m). The only fiscal year 1995 compensation which may be subject to the law is annual compensation--base salary and annual cash bonuses. At its September 1994 meeting, the Committee recognized that some part of the 1995 annual compensation paid to the CEO might not be deductible under Section 162(m) due to the Committee's exercise of discretion in determining these elements of compensation. Nevertheless, the Committee determined not to change its practices for setting bonuses for 1995 in order to have adequate time to evaluate the IRS regulations under Section 162(m) and consider alternative plan designs which would comply with the proposed regulations and still meet the goals of the Company's compensation philosophy. Mr. Wagner is the only individual whose annual compensation exceeded the non-deductibility limit in 1995.

The Committee and the Board of Directors approved, and are with this Proxy Statement submitting to the Company's shareholders for approval, amendments and terms applicable to the Company's 1990 Long-Term Incentive and Annual Incentive Plans, respectively, in order to qualify for continued tax deductibility of all cash and stock-related incentive compensation to be paid to the Company's executive officers under those plans for fiscal year 1996 and later years (see Agenda Item Nos. 5 and 6 above under the captions "Approval of Internal Revenue Code Section 162(m) Amendments to the 1990 Long-Term Incentive Plan" and "Approval of Internal Revenue Code Section 162(m) Annual Incentive Plan Terms," respectively). However, the Committee considers one of its primary responsibilities to be providing a compensation program that will attract, retain and reward executive talent necessary to maximize shareholder returns. Accordingly, the Committee believes that the Company's interests may be best served in some circumstances by providing compensation (such as salary and perquisites) which might be subject to the tax deductibility limitation of Section 162(m) and thus reserves the flexibility to provide for payments of such compensation levels when the Committee believes it is appropriate to do so.

Summary. Air Products' management compensation program is designed to closely link the performance of management to accomplishing long-term growth strategies and building shareholder value. The individual elements are coherent and collectively provide a package that is well suited to the type of capital-intensive businesses in which Air Products is involved. At the same time, the program falls within the market guidelines of similarly sized companies. Air Products' management team clearly understands the linkage of investment decision-making, operating performance, and compensation. Because of this linkage, the Committee believes that management is clearly focused on corporate growth and the interests of shareholders.

               Management Development and Compensation Committee
                         Terry R. Lautenbach, Chairman
                                 Tom H. Barrett
                                Will M. Caldwell
                                  Robert Cizik

Compensation and Option Tables

Table 1 presents before-tax information concerning compensation earned, paid to, awarded or accrued for services by the chief executive officer and four most highly compensated executive officers of the Company as of the end of fiscal year 1995, during fiscal years 1993, 1994 and 1995 including Career Share awards (referred to under the column "Restricted Stock Awards") granted under the 1990 Deferred Stock Plan and options granted under the 1990 Long-Term Incentive Plan. Table 2 presents more detailed information concerning the stock option awards granted in fiscal year 1995 to the individuals named in Table 1 pursuant to the 1990 Long-Term Incentive Plan. Table 3 presents information as to options exercised and held by such persons in fiscal year 1995.

                                    TABLE 1

                           SUMMARY COMPENSATION TABLE



                                                                                      Long-Term
                                             Annual Compensation                 Compensation Awards
                                                                                            Securities
                                                                Other Annual  Restricted    Underlying
                                  Fiscal   Salary     Bonus     Compensation  Stock Award  Stock Options     All Other
  Name and Principal Position      Year    ($)(1)     ($)(1)       ($)(2)      ($)(3)(5)    (#)(4)(5)      Compensation(6)

Harold A. Wagner                   1995   $686,539   $640,000     $     0      $346,875       50,000         $20,597(7)
   Chairman, President and         1994   $600,000   $378,000     $   207      $289,562       46,010         $18,653
   Chief Executive Officer         1993   $569,231   $256,000     $74,707      $328,412       33,800         $17,285

James H. Agger                     1995   $283,808   $176,000     $     0      $115,625       12,000         $ 8,516(8)
   Vice President,                 1994   $254,000   $122,000     $     0      $ 27,391       10,230         $ 8,186
   General Counsel and Secretary   1993   $252,616   $ 76,000     $     0      $ 31,066        7,890         $ 7,785


Robert E. Gadomski                 1995   $297,962   $208,000     $     0      $185,000       16,000         $ 8,940(9)
   Group Vice President,           1994   $247,000   $119,000     $     0      $ 43,043       14,060         $ 7,728
   Chemicals Group                 1993   $239,616   $ 77,000     $     0      $ 48,818        9,180         $ 7,293


Joseph J. Kaminski                 1995   $368,462   $257,000     $     0      $231,250       20,000         $11,056(10)
   Executive Vice President,       1994   $330,000   $178,000     $ 91,874     $ 66,521       16,620         $10,233
   Gases and Equipment             1993   $311,539   $ 99,000     $289,008     $ 48,818       10,140         $ 9,451


J. Robert Lovett                   1995   $378,846   $265,000     $     0      $115,625       20,000         $11,366(11)
   Executive Vice President,       1994   $350,000   $189,000     $     0      $ 66,521       16,620         $11,158
   Strategic Planning and          1993   $331,539   $112,000     $     0      $ 75,446       12,400         $10,182
   Technology


(1) Amounts shown include cash compensation earned in or for each fiscal year, including amounts received by the executive as well as amounts earned but deferred at the election of the executive.

(2) The value of perquisites and other personal benefits, if any, is not included, because in each instance the aggregate incremental cost to the Company for such benefits was below the Securities and Exchange Commission's ("SEC's") required disclosure thresholds. The amounts shown in this column are comprised of payments made under the Company's plans applicable to all employees who are U.S. citizens on international assignments. The amounts shown for Mr. Wagner for fiscal years 1994 and 1993 were for tax equalization relating to his overseas assignment which concluded during fiscal year 1990. The amounts shown for Mr. Kaminski are comprised of payments for foreign cost of living and exchange rate adjustments, foreign housing costs and domestic housing management, and for tax equalization relating to his overseas assignment which concluded during the 1993 fiscal year.

(3) Deferred stock units referred to as "Career Shares" awarded to executives at the beginning of fiscal years 1993, 1994, and 1995, respectively, under the 1990 Deferred Stock Plan, each unit entitling the recipient to receive from the Company one share of Company common stock at or following the end of the applicable deferral period, together with a cash payment equivalent to the dividends which would have accrued on a share of common stock during the deferral period. The deferral period established by the Management Development and Compensation Committee is the earlier of two years following the executive's retirement, disability, or death (but no earlier than two years from the grant date), subject to acceleration by this Committee upon a change in control of the Company as defined in the plan. Under the latter circumstances, the Committee may determine to pay the units in cash in an amount prescribed by a plan formula defining stock value. Amounts reported in the Table are based on the grant date market values of $46.25 per share for the fiscal year 1995 awards, $39.13 per share for the fiscal year 1994 awards, and $44.38 per share for the fiscal year 1993 awards (the mean of the high and low sale prices as reported on NYSE Composite Transactions, for the date indicated), without giving effect to the diminution of value attributable to the nontransferability, absence of voting rights and other features and restrictions applicable to such units. As of September 30, 1995, Mr. Wagner held an aggregate of 26,500 units valued at $1,389,594; Mr. Agger held 4,600 units valued at $241,213; Mr. Gadomski held 6,900 units valued at $361,819; Mr. Kaminski held 8,900 units valued at $466,694; and Dr. Lovett held 7,200 units valued at $377,550, such values determined in the same manner as were the amounts in the Table but based on the 1995 fiscal year-end $52.4375 market value of a share of Company common stock.

(4) During a thirty-day period following a change in control of the Company as defined in the 1990 Long-Term Incentive Plan, pursuant to which the options were granted, such options can be canceled upon or surrendered for payment of 100% of the "spread" between the value of the shares of Company common stock subject to the option, as defined in such plan, and the option exercise price.

(5) Deferred stock unit and option awards are subject to forfeiture at the discretion of the Management Development and Compensation Committee for breaching any agreement with or obligation to the Company or engaging in certain specified activities including competing with the Company.

(6) The amounts shown for fiscal years 1993 and 1994 are comprised principally and the amounts shown for fiscal year 1995 are comprised solely of Company matching contributions and/or accruals under the Company's qualified 401(k) and non-qualified supplementary defined contribution savings plan (together, the "Savings Plan") under which the Company matches 50% of each participant's Savings Plan elective salary reduction up to 6% of base pay (i.e., a 3% match). In addition, incidental amounts (which do not exceed $800 for each of fiscal years 1993 and 1994 for any of the named executives) are included for the portion of the interest accrued on such Savings Plan and certain deferred bonus accounts above 120% of the applicable federal long-term rate for the applicable period of compounding, since interest accrued on such deferred compensation below such a market rate is not treated as compensatory by the SEC. No such compensatory interest was earned for fiscal year 1995.

(7) The Savings Plan Company matching contribution and/or accrual for fiscal years 1995, 1994, and 1993 are $20,597, $18,000, and $17,077, respectively.

(8) The Savings Plan Company matching contribution and/or accrual for fiscal years 1995, 1994, and 1993 are $8,516, $7,621, and $7,579, respectively.

(9) The Savings Plan Company matching contribution and/or accrual for fiscal years 1995, 1994, and 1993 are $8,940, $7,410, and $7,189, respectively.

(10 The Savings Plan Company matching contribution and/or accrual for fiscal years 1995, 1994, and 1993 are $11,056, $9,900, and $9,347, respectively.

(11) The Savings Plan Company matching contribution and/or accrual for fiscal years 1995, 1994, and 1993 are $11,366, $10,501, and $9,946, respectively.

                                    TABLE 2

                       OPTION GRANTS IN LAST FISCAL YEAR



                              Individual Grants
                           ------------------------
                           Number of     Percent (%)                                      Potential Realizable Value at
                           Securities      of Total                                       Assumed Annual Rates of Stock
                           Underlying      Options                                          Price Appreciation for Ten
                            Options       Granted to     Exercise                               Year Option Term(3)
                            Granted      Employees in      Price         Expiration       -----------------------------
          Name               (#)(1)      Fiscal Year     ($/Sh)(2)          Date            5% ($)          10% ($)
Harold A. Wagner             50,000         6.7%           $46.25      October 4, 2004    $ 1,454,319      $3,685,529
James H. Agger               12,000         1.6%           $46.25      October 4, 2004    $   349,037      $  884,527
Robert E. Gadomski           16,000         2.1%           $46.25      October 4, 2004    $   465,382      $1,179,369
Joseph J. Kaminski           20,000         2.7%           $46.25      October 4, 2004    $   581,728      $1,474,212
J. Robert Lovett             20,000         2.7%           $46.25      October 4, 2004    $   581,728      $1,474,212

                                                                                                5%              10%
                                                                                          ($75.34/share)  ($119.96/share)

Increase in market value of Air Products stock at assumed annual rates of stock price appreciation used in Table 2 above over the ten-year period beginning on
October 3, 1994.(4)............................................................            $3.6 billion    $9.1 billion


(1) Non-qualified stock options which become exercisable in one-third increments on the first three anniversaries of grant except that upon a change in control of the Company, as defined in the option plan, there would be an automatic acceleration of their exercisability. During a thirty-day period following such a change in control, options can be cancelled upon or surrendered for payment of 100% of the "spread" between the market value of the shares subject to the option, as defined in the option plan, and the option exercise price. The option exercise price may be paid by delivery of owned shares and/or tax withholding obligations relating to exercise may be satisfied by delivery of owned shares and/or withholding shares purchased upon exercise. Outstanding options are subject to forfeiture at the discretion of the Management Development and Compensation Committee for breaching any agreement with or obligation to the Company or engaging in certain specified activities including competing with the Company. This Committee also retains discretion, subject to plan limits, to modify outstanding options. In general, options terminate when employment ends except due to retirement, disability or death, where the exercisable options (and unexercisable options prorated to termination of employment) continue through their expiration date and, if the Committee so approves as has been its practice for retiring executive officers including the chief executive officer, unexercisable portions will become exercisable in accordance with the original grant terms.

(2) Granted at market value (the mean of the high and low sale prices on the grant date as reported on the NYSE--Composite Transactions).

(3) Figures shown under "Potential Realizable Value" are the pre-tax gains which would be recognized on October 3, 2004 if an executive exercised all of his 1995 options on October 3, 2004 and Air Products stock price had grown between October 3, 1994 and October 3, 2004 at the 5% and 10% assumed growth rates set by the SEC to $75.34 and to $119.96 per share, respectively. The amounts shown are not intended to forecast possible future appreciation, if any, of the price of Air Products stock. Since granted at market value, no gain to the optionees is possible without an increase in stock price, which will benefit all shareholders commensurately.

(4) These amounts represent the increase in the market value of Air Products outstanding shares (123.4 million) as of September 30, 1994, that would result from the same stock price growth assumptions used to show the Potential Realizable Values for the executives named in Table 2 above.

                                    TABLE 3

                         AGGREGATED OPTION EXERCISES IN
               LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES


                                                                        Number of
                                                                  Securities Underlying             Value of Unexercised
                                                                   Unexercised Options              In-The-Money Options
                                                                  at Fiscal Year End (#)          at Fiscal Year End ($)(2)
                         Shares Acquired         Value        ----------------------------     -----------------------------
         Name            on Exercise (#)    Realized ($)(1)   Exercisable    Unexercisable     Exercisable     Unexercisable
Harold A. Wagner               0                $      0       151,708         91,942            $3,551,183      $808,361
James H. Agger             9,780                $318,706        68,490         21,450            $1,805,690      $186,198
Robert E. Gadomski         9,320                $371,891        66,706         28,434            $1,707,203      $248,400
Joseph J. Kaminski        11,440                $442,413        75,380         34,460            $1,974,654      $298,431
J. Robert Lovett          22,180                $652,092        85,446         35,214            $2,131,093      $304,507


(1) Before-tax amounts determined by subtracting the exercise price from the exercise date market value (the mean of the high and low sale prices on the exercise date as reported on the NYSE--Composite Transactions).

(2) Derived by subtracting the aggregate of the option exercise prices from the 1995 fiscal year-end market value for all shares underlying outstanding options since all of such options were "in-the-money"--that is, the September 30, 1995 market value of $52.4375 exceeded the applicable option exercise price.

    As a general matter, whether or not financial benefit will be derived from the exercise of options depends on the relationship between the market price of the underlying securities and the exercise price of the options, and on the executive's own investment decisions. To the extent that options have an exercise price above the market price ("out-of-the-money"), such options may ultimately confer no financial benefit to the executive as they may expire before they can be exercised profitably. Similarly, options "in-the-money" on a given date can become "out-of-the-money" due to price fluctuations in the stock market. Also, the value of the stock purchased on exercise may later decline to below the option exercise price before the stock is sold. For these reasons, the Company believes that placing a current value on outstanding options is highly speculative and that such valuations may not represent the true benefit, if any, that may be realized by an executive.

Stock Performance Information

The following Graph compares the cumulative total shareholder returns of (a) the Company's common stock, (b) the Standard & Poor's 500 Stock Index and (c) the Standard & Poor's Chemicals Index, at each September 30 during the five-year period beginning September 30, 1990 and ending September 30, 1995. The Graph assumes the investment of $100 on September 30, 1990 in Air Products common stock, in the S&P 500 and in the S&P Chemicals, and total shareholder return was calculated on the basis that in each case all dividends were reinvested.

             COMPARISON OF FIVE-YEAR CUMULATIVE SHAREHOLDER RETURN
                    Air Products, S&P 500 and S&P Chemicals
                    Comparative Growth of a $100 Investment
                    (Assumes Reinvestment of All Dividends)

                   [THE STOCK PERFORMANCE GRAPH APPEARS HERE]




                               Sep 90        Sep 91       Sep 92       Sep 93       Sep 94       Sep 95
                               ------        ------       ------       ------       ------       ------
        Air Products            $100          $153         $207         $184         $227         $258
        S&P 500                 $100          $131         $146         $165         $171         $222
        S&P Chemicals           $100          $147         $161         $174         $229         $272

Pension Plans

The Company funds a tax-qualified, defined benefit pension plan for virtually all U.S. employees, including four of the executives named in the Summary Compensation Table. Retirement income benefits are based upon the participant's years of credited service and average base salary for the highest three consecutive years during the final ten years of service ("Final Average Earnings"). In addition, the Company has an unfunded supplementary pension plan under which certain employees, including four of those named in the Summary Compensation Table, are provided pension benefits which cannot be paid under the qualified pension plan because of Internal Revenue Code limitations, as well as pension benefits which would be payable under the qualified plan if bonus payments were taken into consideration in determining Final Average Earnings.

Table 4 shows the approximate annual retirement benefits payable to salaried employees retiring at age 65 in calendar year 1995, after selected periods of service with selected amounts of Final Average Earnings, under the straight-life annuity option under the pension plans without reduction for any survivor benefit.

                                    TABLE 4

                               PENSION PLAN TABLE



   Remuneration
  (Final Average                                            Years of Service
     Earnings)           15            20           25            30            35           40            45
$ 300,000            $ 66,348      $ 88,463      $110,579     $132,695      $154,811      $177,311     $199,811
  400,000            $ 88,848      $118,463      $148,079     $177,695      $207,311      $237,311     $267,311
  500,000            $111,348      $148,463      $185,579     $222,695      $259,811      $297,311     $334,811
  600,000            $133,848      $178,463      $223,079     $267,695      $312,311      $357,311     $402,311
  700,000            $156,348      $208,463      $260,579     $312,695      $364,811      $417,311     $469,811
  800,000            $178,848      $238,463      $298,079     $357,695      $417,311      $477,311     $537,311
  900,000            $201,348      $268,463      $335,579     $402,695      $469,811      $537,311     $604,811
1,000,000            $223,848      $298,463      $373,079     $447,695      $522,311      $597,311     $672,311
1,100,000            $246,348      $328,463      $410,579     $492,695      $574,811      $657,311     $739,811
1,200,000            $268,848      $358,463      $448,079     $537,695      $627,311      $717,311     $807,311
1,300,000            $291,348      $388,463      $485,579     $582,695      $679,811      $777,311     $874,811
1,400,000            $313,848      $418,463      $523,079     $627,695      $732,311      $837,311     $942,311


Retirement benefits are not subject to any deductions for Social Security benefits or other offsets. The normal form of benefit is an annuity, but a lump sum payment is available, subject to certain conditions, as an optional form of payment for the portion of the retirement benefit payable under the supplementary pension plan.

In the case of the executives named in the Summary Compensation Table, compensation covered by the pension plans which is used to calculate Final Average Earnings is the annual compensation reported in the Salary and Bonus columns of the Summary Compensation Table (Table 1, at page __). The years of service as of September 30, 1995 for the executive officers named in the Summary Compensation Table who participate in the pension plans are: Mr. Wagner, approximately 32 years; Mr. Agger, approximately 27 years; Mr. Gadomski, approximately 25 years; and Mr. Kaminski, approximately 30 years. In lieu of participation under the Company's pension plans, Dr. Lovett has a separate agreement with the Company providing for retirement benefits equal to those to which he would have been entitled if he had been an employee of the Company and a participant under the pension plans since the date he joined a former employer, thus giving him approximately 39 years of service.

The Company's obligations to pay benefits under the supplementary pension plan and separate agreements in lieu of participation in the Company's pension plan, including the agreement with Dr. Lovett referred to above, are secured by a grantor trust. Likewise, the Company's obligation to pay benefits under the non-qualified supplementary savings plan referred to in footnote 6 to Table 1, Summary Compensation Table, at page __, is secured by a grantor trust. The Company's obligation to provide funding for each trust is secured by a letter of credit. Each letter of credit permits and each trust agreement requires the trustee to draw on the letter of credit to (a) pay benefits or trust administration expenses which the Company fails to pay and (b) fund each trust if the Company fails to maintain the letter of credit or if the Company fails to cash fund the trust on the day a change in control of the Company occurs (as defined in the trust). The assets of each trust will at all times be subject to claims of the Company's creditors and the trustee will not be able to draw on the letter of credit if the Company is insolvent (as defined in each trust).

Certain Agreements With Executive Officers

The Company has identical agreements ("employment agreements") with certain Company executives including each of the current executive officers. The employment agreements are designed to retain the executives and provide for continuity of management in the event of any actual or threatened change in control of the Company. The employment agreements provide that in the event of a change in control of the Company (as defined in the employment agreements) each executive would have the right to continue in the Company's employment and receive compensation and benefits specified in the agreement to the earlier of his age 65 or three years following the later of the change in control or a subsequent merger, consolidation or reorganization of the Company occurring within three years of the change in control while he is still employed. If, during this period after such change in control, either the executive's employment is terminated by the Company without cause (as defined) or the executive is forced to resign due to a failure by the Company to comply with any material provision of the employment agreement, the executive would generally be entitled to receive liquidated damages equivalent to the compensation and benefits he would have received during the then remaining period of the employment agreement. This would include, in addition to continued medical, dental and other welfare benefits for such period and reimbursement of legal expenses, a lump sum cash payment equal to the then present value of (1) his monthly base salary, bonus and Company matching contribution or accrual under the Company's qualified 401(k) and non-qualified supplementary defined contribution savings plans, multiplied by the number of months remaining in the term of the employment agreement following his termination, and (2) the difference between the pension benefits which would have been payable at the end of the term of the employment agreement and the executive's earlier termination under or by reference to the Company's defined benefit pension plans.

Each employment agreement provides for indemnification of the executive if he becomes involved in litigation because he is a party to the agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table furnishes information known by the Company as to the beneficial owners of more than five percent of the Company's common stock, as of September 30, 1995



                                                                      Amount and Nature of
                                                                           Beneficial
Name and Address of Beneficial Owner                                       Ownership       Percent of Class
State Farm Mutual Automobile Insurance Company(1)                            7,486,800         5.9%
One State Farm Plaza
Bloomington, IL 61710

State Street Bank and Trust Company, Trustee(2)                              7,071,183         5.6%
P.O. Box 1389
Boston, MA 02104

Mellon Bank (DE) National Association                                       10,000,000         7.9%
Trustee of the Air Products and Chemicals, Inc.
Flexible Employee Benefits Trust (the "Trust")(3)
Mellon Bank Center
10th and Market Streets, 2nd Floor
Wilmington, DE 19801

--------------------

(1) Based upon information filed by State Farm Mutual Automobile Insurance Company ("State Farm") with the Securities and Exchange Commission (the "Commission") in a report on Schedule 13F-E. State Farm has sole voting power and sole investment power as to all 7,486,800 shares. In addition, based upon information filed by State Farm Investment Management Corp. ("SFIMC") with the Commission and other information available to the Company, the Company has reason to believe that SFIMC is the beneficial owner of 725,000 shares, which represents 0.58% of the class, and that SFIMC has sole voting and investment power as to all 725,000 shares.

(2) Based upon information in a report on Schedule 13G for the period ending December 31, 1994 filed by State Street Bank and Trust Company ("State Street") with the Commission, as updated by State Street through September 30, 1995. State Street shares voting and investment power as to 5,833,923 shares held in trust by it as Trustee for the Company's Retirement Savings and Stock Ownership Plan (the "Savings Plan") representing 4.6% of the class. The Savings Plan trust agreement provides that the Trustee will vote, and tender or exchange, the shares held in the Savings Plan trust as the participants in the Savings Plan direct, as described under Certain Procedural Information at page __ and in footnote 1(d) on page __. State Street also has sole investment power as to 1,009,846 shares held in trust by it as trustee for various collective investment funds for employee benefit plan and other index accounts, representing .8% of the class (of which shares it has sole voting power over 848,466 shares and no voting power over 161,380 shares); and has beneficial ownership of 227,414 shares held in trust by it as trustee or co-trustee under various trust accounts, representing .2% of the class (of which shares it has sole voting power over 158,506 shares, shared voting power over 68,908 shares, sole investment power over 125,359 shares, and shared investment power over 102,055 shares).

(3) As indicated in a report on Schedule 13D filed by the Trust with the Commission, the Trust holds the Company's common stock under a grantor trust agreement between the Company and Mellon Bank (DE) National Association, as Trustee, creating the Trust which was entered into to provide for the satisfaction of certain obligations of the Company and its affiliates under various employee benefit and compensation plans, programs, contracts and structures (the "plans"). Shares held in the Trust will periodically be made available for transfer from the Trust to satisfy plan obligations specified by the Company. Both the Trust and Trustee have disclaimed beneficial ownership of all 10,000,000 shares. The Trustee has no discretion in the manner in which the shares will be voted. The trust agreement provides that the Trustee will vote, and tender or exchange, the shares held in the Trust only in the same proportions and manner as the participants in the Company's Savings Plan direct the trustee of the Savings Plan with respect to shares of Company common stock held in the Savings Plan trust. The particular rules for Savings Plan voting are described under Certain Procedural Information at page __, and, for tendering or exchanging, in footnote 1(d) on page __. The trust agreement further provides that all voting and all tendering or exchange actions and directions with respect to the shares will be held in confidence and not disclosed to any person, including officers and employees of the Company.

The table below sets forth information furnished by the following persons and, where possible, confirmed from records of the Company, as to the number of shares of the Company's common stock beneficially owned by the directors, nominees for director and executive officers of the Company as of November 1, 1995.


                                                            Amount and Nature of  Beneficial
Name of Beneficial Owner                                    Ownership(1) and Percent of Class(2)
James H. Agger                                                               94,337 (3)
Dexter F. Baker                                                             726,777 (3)(4)
Tom H. Barrett                                                                6,441 (5)
L. Paul Bremer                                                                3,348 (5)
Will M. Caldwell                                                              4,800 (5)
Robert Cizik                                                                  5,880 (5)
Ruth M. Davis                                                                 4,272 (5)
Robert E. Gadomski                                                           99,895 (3)
Joseph J. Kaminski                                                          115,399 (3)
Terry R. Lautenbach                                                           4,600 (5)
J. Robert Lovett                                                            129,207 (3)
Rudolphus F. M. Lubbers                                                           0
Judith Rodin                                                                  2,000 (5)
Takeo Shiina                                                                  2,500 (5)
Lawrason D. Thomas                                                            1,750 (5)
Harold A. Wagner                                                            254,789 (3)

All directors and executive officers as a group including                 1,676,342            1.26%
the above (18 persons)


--------------------

(1) Beneficial ownership of common stock as reported in the above table has generally been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Accordingly, all Company securities over which the directors, nominees and executive officers named or the group directly or indirectly have or share voting or investment power have been deemed beneficially owned and have been included in the table. Except as otherwise noted in this footnote, the directors, nominees and executive officers have sole voting and investment power over the securities indicated in the table as beneficially owned by them.

     Included in the figures in the table are:

    (a) an aggregate of 1,152,790 options granted under the Company's Long-Term Incentive Plans and under the Company's Stock Option Plan for Directors, an aggregate of 81,900 deferred stock units known as "Career Shares" awarded under the Company's 1990 Deferred Stock Plan, and an aggregate of 4,028 phantom stock units under the Deferred Compensation Plan for Directors, as to which securities the recipient directors and/or executive officers have no voting or investment power;
    (b) an aggregate of 13,992 shares held by, or for the benefit of, members of the immediate families or other relatives of certain of the directors, nominees and executive officers, of which amount such directors, nominees and executive officers disclaim beneficial ownership of 13,282 shares;
    (c) an aggregate of 16,268 shares owned jointly by certain of the directors, nominees and executive officers with their spouses with whom they share voting and investment power; and
    (d) shares represented by units of interest allocated to the account of the current and former executive officers named above under the Company's Retirement Savings and Stock Ownership Plan (the "Savings Plan"). Participants are entitled to confidentially direct the Savings Plan trustee as to how to vote such shares represented by units of interest allocated to their Savings Plan accounts, as described under Certain Procedural Information at page __. Further, participants have the right to confidentially direct the trustee as to whether or not to tender or exchange such Savings Plan shares, but if the trustee does not receive timely directions from participants such shares will not be tendered or exchanged. The trustee will respond as to fractional shares in the same proportions as Savings Plan shares for which participant directions have been received.

(2) No individual director's, nominee's or executive officer's beneficial holdings totaled 1% or more of the outstanding shares as of such date, determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.

(3) These figures include shares which may be acquired in the following amounts by exercise of stock options exercisable within 60 days of November 1, 1995, which options were granted under the Company's Long-Term Incentive
     Plans: Mr. Agger - 78,530; Mr. Baker - 409,860; Mr. Gadomski - 79,785; Mr. Kaminski - 90,966; Dr. Lovett - 101,786; and Mr. Wagner - 194,978.

(4) This figure includes 80,000 shares owned by a private corporation and 76,238 shares owned by a charitable foundation, as to which shares Mr. Baker has shared voting and investment power.

(5) These figures include 2,000 shares which may be acquired by each non-employee director by exercise of stock options exercisable within 60 days of November 1, 1995, granted under the Company's stock option plan for directors (except that the figure shown for Mr. Thomas includes only 1,000 shares since Mr. Thomas was not serving as a director at the time of the first grant under this plan).

                         CERTAIN PROCEDURAL INFORMATION

The Annual Report for the fiscal year ended September 30, 1995, including financial statements, has been mailed to all shareholders together with this Proxy Statement, which was first mailed December 8, 1995. The Annual Report is not considered part of the proxy solicitation materials.

Only holders of common stock of record at the close of business on November 30, 1995, will be entitled to vote at the Annual Meeting. Under applicable Delaware law and the Company's By-Laws, as amended, the holders of a majority of such outstanding shares of common stock of the Company entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. Proxies marked as abstaining (and broker non-votes which are described below) will be treated as present for purposes of determining a quorum for the meeting.

Each holder of the [121,683,323] issued and outstanding shares of $1 par value common stock of the Company as of the November 30, 1995 record date is entitled to one vote in person or by proxy for each share held. Such shares represented by each duly signed proxy will be voted as directed by the shareholder on the reverse side of the proxy and, if no direction is given on a duly signed proxy, such shares will be voted in favor of the proposals described in this Proxy Statement. Such shares will be voted in the judgment of the persons named in the proxy upon such other business as may properly come before the meeting.

A broker non-vote will occur when a broker who holds shares in street name for a customer, does not have the authority under the rules of the New York Stock Exchange ("NYSE") to cast a vote on a particular matter because its customer, the beneficial owner of the shares, has not furnished voting instructions on the matter. NYSE rules permit brokers to vote customer shares without instruction on the type of proposals described in this Proxy Statement, so it is not expected that broker non-votes will occur. Should any such proposal or other matter to properly come before the Annual Meeting be or become subject to the NYSE broker non-vote rules, broker non-votes would not be counted for any purpose as to any matter for which non-vote is indicated on the broker's proxy and, thus, would have no effect on the outcome of the vote on such matter.

Full shares of common stock held for the account of shareholders participating in the Dividend Reinvestment and Stock Purchase Program will be voted in the same manner as those shareholders have authorized their shares held of record to be voted. If such shareholders fail to instruct how the shares registered in their names shall be voted by not returning a proxy, the shares held in their dividend reinvestment accounts will likewise not be voted. Full shares of common stock represented by units of interest allocated to the account of participants in the Company's Retirement Savings and Stock Ownership Plan will be voted by the plan trustee pursuant to confidential directions received from the plan participants. Any such shares for which the trustee receives no voting directions and fractional shares will be voted by the trustee in the same proportions as plan shares for which voting directions have been received.

The total expense of solicitation of proxies will be borne by the Company and will include reimbursement paid to brokerage firms and others for their expenses in forwarding solicitation material regarding the meeting to beneficial owners. The Company has retained Morrow & Co. to assist in the solicitation of proxies for a fee of approximately [$7,500], plus expenses. It may be that further solicitation of proxies will be made by telephone or oral communication by employees of the Company who will not be directly compensated therefor and the cost thereof will be borne by the Company.

Shareholders may submit proposals on matters appropriate for shareholder action at the Company's annual meetings consistent with regulations adopted by the Securities and Exchange Commission. For such proposals to be considered for inclusion in the Proxy Statement and form of proxy relating to the 1997 Annual Meeting, they must be received by the Company not later than August 10, 1996. Such proposals should be directed to the attention of the Secretary of the Company, at 7201 Hamilton Boulevard, Allentown, Pennsylvania 18195-1501.

                                   Exhibit A

                       SUMMARY OF PRINCIPAL PROVISIONS OF
                        AIR PRODUCTS AND CHEMICALS, INC.
                         1997 LONG-TERM INCENTIVE PLAN
               As Amended and Restated Effective October 1, 1996


1997 Long-Term Incentive Plan. The Plan provides for four types of long-term incentive awards: stock options, stock appreciation rights, performance units, and deferred stock units. Stock options may be granted in the form of nonstatutory stock options and incentive stock options. Nonstatutory stock options do not qualify for preferential federal income tax treatment under
Section 421(a) of the Internal Revenue Code, while incentive stock options are intended to be eligible for preferential federal income tax treatment since they comply with the requirements in Subsection (b) of Section 422 of the Internal Revenue Code.

Under the Plan, a participant may be granted certain combinations of stock options, stock appreciation rights, performance units, and deferred stock units. The same person may be granted separate awards at or for the same period of time under terms whereby the issuance of shares or payment under one award has no effect on any other award; or stock appreciation rights and performance units may be granted to a participant in relation to (i.e., in "tandem" with) a previously or concurrently granted nonstatutory stock option under terms whereby the issuance of shares or payment under one award reduces directly the number of shares, units, and/or rights remaining available under the tandem award(s). Any shares subject to a Plan award which for any reason expires, is forfeited, or terminates unexercised may again be subject to a Plan award, but shares subject to an award which are not issued as the result of exercise or payment of a tandem award will not be available again for issuance under the Plan, regardless of the form in which such tandem award was paid. Following shareholder approval of the Section 162(m) Amendments as defined and described under Agenda Item No. Five in this Proxy Statement, grants of stock options, stock appreciation rights, performance units, and deferred stock units to any one person cannot exceed the applicable Section 162(m) limits for such awards.

I. Plan Amendments. The Plan may be amended or suspended at any time by the Committee but (a) unless required by law, no such action shall adversely affect outstanding awards without the consent of affected participants and (b) amendments of the type described on page __ above, cannot be made unless approved by the holders of a majority of the shares present in person or represented by proxy at a meeting of the shareholders of the Company and having voting power on the matter. Under current law shareholder approval would be required to increase the number of shares or benefits payable under the Plan by more than 10%; or change the class of employees eligible to receive incentive stock options or increase the number of shares with respect to which incentive stock options may be granted.

II. Stock Options. Stock options will be exercisable during the period fixed by the Committee which the Plan currently provides may begin no earlier than one year and continue no longer than ten years and, as to nonqualified stock options, ten years and one day, from their date of grant. Unless otherwise determined by the Committee, each nonstatutory stock option will become exercisable in installments of one-third of the shares subject to such option beginning one year after the date of grant and an additional one-third of such shares beginning on each of the second and third anniversaries of the date of grant. The Plan provides that, unless the Committee determines otherwise, any incentive stock options granted will become exercisable in full one year from their date of grant. The Committee may accelerate the exercisability of any stock option that has been outstanding for one year. Following a change in control of the Company (as defined in the Plan) options which have been outstanding for six months or more will immediately become exercisable in full. In addition, the Committee may act at its discretion to require or any participant may choose to surrender such options in exchange for cash payments valued at 100% of the "spread" used to value stock appreciation rights following a change in control of the Company as described below under III. Stock Appreciation Rights.

The purchase price deliverable upon the exercise of a stock option cannot be less than 100% of the fair market value (as defined in the Plan) of a share of common stock on the date the option is granted. Payment for optioned stock may be made in cash or, if the Committee determines, in common stock currently owned by the participant or a combination of cash and such stock. For purposes of paying for optioned stock, currently owned common stock will be valued at its fair market value as of the date of exercise of the option. Shares of stock may be used in payment for optioned stock only if beneficially owned by the participant for six months or such longer period as the Committee may determine.

In the event of separation from service with the Company or a subsidiary by reason of death, disability or retirement, a participant's options or portions thereof which are then exercisable will continue to be exercisable in accordance with their terms. In addition, if an option is only exercisable in part at the time of such separation from service, a pro rata portion of the installment of such option vesting in the fiscal year of separation, will become exercisable following the separation on the next anniversary of the date of grant of such award. Any options or portions thereof which, as of such date of separation from service, have not or will not become exercisable will terminate unless the Committee determines otherwise. Upon any other termination of employment, all options will terminate unless otherwise determined by the Committee.

III. Stock Appreciation Rights. Stock appreciation rights will generally be exercisable to the extent and upon the same conditions that an option would be exercisable, except that stock appreciation rights granted in tandem with a stock option will automatically terminate six months after the participant to whom they were granted ceases for any reason to be employed by the Company or a subsidiary and ceases, if applicable, to be a member of the Board of Directors of the Company. Further, unless otherwise determined by the Committee, stock appreciation rights cannot be exercised when the fair market value of a share of common stock is more than three times the value thereof on the date of grant of the stock appreciation right. However, following a change in control of the Company, stock appreciation rights which have been outstanding for six months will immediately become exercisable in full for a period of 30 days, without regard to the foregoing restriction relating to the fair market value of common stock.

The amount of the payment to be made upon the exercise of stock appreciation rights cannot exceed in value 100% of the so-called "spread" between (a) the aggregate fair market value (as defined in the Plan) of the number of shares with respect to which the participant has elected to exercise stock appreciation rights on the exercise date and (b) the aggregate purchase price of such shares based on the fair market value (as defined in the Plan) of such number of shares on the date the stock appreciation right was granted. The Committee in its discretion may make payment of stock appreciation rights in cash or partly in cash and partly in common stock. Following a change in control of the Company, clause (a) of the foregoing formula is revised so that the value of each share as to which stock appreciation rights are being exercised will be the greater of the price paid or to be paid for a share of common stock in connection with the change in control or the highest fair market value of a share of common stock during the 60-day period preceding the stock appreciation rights exercise date.

IV. Performance Units. At the time a grant of performance units is made, the Committee establishes performance objectives to be attained within the award period for such units as a condition of recipients of such performance units becoming entitled to each level of payment in respect of such units. The Plan permits performance objectives to be based on such measure or measures of Company performance as the Committee may choose other than changes in the market value of common stock. The Committee is permitted to (a) establish different performance objectives and award periods for participants employed by or responsible for matters relating to different Company subsidiaries, divisions or groups, (b) grant performance units after the award period has begun and (c) equitably adjust performance objectives for outstanding performance units where such action is warranted by any occurrence, condition, action, change or development by or affecting the performance of the Company or any of its subsidiaries, such as an acquisition, disposition or divestiture of a business or assets, a change in accounting principles or practices or the method of their application, the occurrence of an extraordinary item for purposes of generally accepted accounting principles, a change in the value or valuation of property or assets, a change in any tax or other law or regulation, a change in business or corporate strategy, structure or organization, or the effects of foreign currency conversions or translations.

Participants will be entitled to payment (upon exercise) for each performance unit remaining outstanding as of the date of the Committee's determination that the performance objectives for the award period have been attained and the dollar value of the performance units based on the level of performance attained. Interest will accrue at market rates on the dollar value of each performance unit from the date of the Committee's determination. Participants whose earned performance units were granted in relation to a nonstatutory stock option will have the right to elect to receive payment of the dollar value, including accrued interest, of all or part of such performance units at any time prior to the cancellation of those performance units upon the exercise of the related nonstatutory stock option or stock appreciation rights and will automatically be paid in respect of any such performance units which remain outstanding following the expiration or termination unexercised of any such option (other than by reason of the exercise of related stock appreciation rights). Payment of performance units which were not granted in relation to a nonstatutory stock option will generally be made by the Company promptly following the Committee's determination.

Payment of any performance units and interest thereon may be made in cash and/or shares of common stock, as the Committee determines. To the extent paid in common stock, the number of shares will be determined by dividing the amount of the payment by the fair market value of a share on the date, as the case may be, of (a) receipt of written notice of the participant's election to receive payment or expiration or termination of the related nonstatutory stock option or
(b) crediting of performance units granted alone. Following a change in control of the Company, the Committee may determine to credit participants with a prorated number of or dollar value as to any or all outstanding performance units before the end of the applicable award period to the extent of the time elapsed during such award period, but only to the extent equitably adjusted performance objectives for the shorter period have been achieved.

Following termination of employment prior to the end of an award period, a participant's performance units may, nevertheless, become payable if and to the extent performance objectives are eventually achieved and to the extent and upon the conditions the related nonstatutory stock option continues to be exercisable as described above under II. Stock Options. If granted alone and such termination is a result of death, disability or retirement, such performance units, if earned, will become payable in proportion to the participant's service during the award period, unless the Committee determines otherwise.

V. Deferred Stock Units. Deferred stock units are each equal in value to a share of Company common stock. A deferred stock unit award entitles the holder to receive, without payment to the Company, the value of each unit at the end of a deferral period which is fixed by the Committee at the time it grants the deferred stock unit award. At the end of the deferral period, payment of awards may be made in shares of common stock and/or cash as determined by the Committee. If paid in common stock, the participant will receive a number of shares equal to the number of deferred stock units and, if paid in cash, the participant will receive for each such unit an amount equal to the fair market value of a share of common stock on the last day of the applicable deferral period. In either case, the participant will also receive a cash payment equal to any cash dividends paid during the deferral period on shares of common stock equivalent in number to the number of deferred stock units being paid. The deferral period can be no less than two years from the date of grant of the award. However, following a change in control of the Company, the Committee may determine to pay all or certain outstanding deferred stock units notwithstanding that the applicable deferral periods have not been completed, and any deferred stock unit paid in cash will be valued at the greater of the price paid or to be paid for a share of common stock in connection with the change in control or the highest fair market value of a share of common stock during the 60-day period preceding the change in control.

An employee whose employment is terminated other than due to death, disability or retirement during the deferral period will forfeit the undelivered portion of any award, unless the Committee determines that such awards should be paid at the end of the deferral period or on some accelerated basis. If employment terminates due to death, disability or retirement, the participant will receive payment in respect of any outstanding awards at the end of the deferral period or on such accelerated basis as the Committee may determine.

                        AIR PRODUCTS AND CHEMICALS, INC.
                         1997 LONG-TERM INCENTIVE PLAN
               As Amended and Restated Effective October 1, 1996


  1.  Purposes of the Plan

     The purposes of this Plan are: (i) to provide long-term incentives and rewards to those executives or other key employees who are in a position to contribute to the long-term success and growth of Air Products and Chemicals, Inc. (the "Company") and Participating Subsidiaries, (ii) to assist the Company and Participating Subsidiaries in attracting and retaining executives and other key employees with experience and ability and (iii) to associate more closely the interests of such executives and other key employees with those of the Company's shareholders.

  2.  Administration of the Plan

     The Plan shall be administered by the Management Development and Compensation Committee (the "Committee") of the Company's Board of Directors (the "Board") or such other committee thereof consisting of such members (not less than three) of the Board as are appointed from time to time by the Board and who, during the one year period prior to serving as a member of the Committee and during such service, have not been and are not granted equity securities of the Company under the Plan or under any other Company plan or program (other than one which will not jeopardize the "disinterested" status of such person within the meaning of Rule 16b-3(c)(2)(i) under the Act or any predecessor or successor rule relating to exemption from Section 16(b) of the
Act) and who further constitute "outside directors" for purposes of Section 162(m) of the Internal Revenue Code.

     The Committee shall have all necessary powers to administer and interpret the Plan, such powers to include exclusive authority (within the limitations described and except as otherwise provided in the Plan) to select the employees or determine classes of employees to be granted awards under the Plan, to determine the aggregate amount, type, size, and terms of the awards to be made, to determine the time when awards will be granted and to establish and determine whether performance objectives required for earning the right to payment in respect of performance units have been attained. The Committee may take into consideration recommendations from the appropriate officers of the Company and of each Participating Subsidiary with respect to making the foregoing determinations as to Plan awards, administration, and interpretation.

     The Committee shall have full power and authority to adopt such rules, regulations, agreements and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretations of the Plan and all action taken and determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all parties concerned, including the Company, its shareholders and any employee of the Company or any Subsidiary. Notwithstanding any other provision of the Plan to the contrary, the Committee may delegate to appropriate Company officers its authority to take all final action with respect to granting and administering Plan awards granted to executives and key employees who are at the time of such action not members of the Board or "officers" within the meaning of Rule 16a-1(f) of the Act, including without limitation selecting the executives and key employees to whom such awards will be granted and determining the amount of any such awards to be made to such executives and key employees, determining the terms and conditions of such awards and administering, interpreting, and taking all action on behalf of the Company with respect to administering, vesting, and paying such awards; provided, however, that (i) all such awards shall be granted within the limitations and subject to the terms and conditions required by the Plan and by the Committee's determinations and interpretations thereof and thereunder; (ii) the aggregate of such awards granted under the Plan for or with respect to a given Fiscal Year shall not, when added to the awards approved by the Committee for granting to executive officers for or with respect to the same Fiscal Year, exceed the total amount of awards approved by the Committee for or with respect to such Fiscal Year; and (iii) excepting any action with respect to such awards taken because of or in connection with a Change in Control of the Company or as contemplated by Section 11. With respect to matters so delegated, the term "Committee" shall mean the delegate.

  3.  Eligibility for Participation

     Participation in the Plan shall be limited to executives or other key employees (including officers and directors who are also employees) of the Company and its Participating Subsidiaries who are determined by the Committee to have a substantial opportunity to influence the long-term growth of the Company or Participating Subsidiaries. Employees who participate in other incentive or benefit plans of the Company or any Participating Subsidiary may also participate in this Plan. As used herein, the term "employee" shall mean any person employed full-time by the Company or a Participating Subsidiary on a salaried basis, and the term "employment" shall mean full-time salaried employment by the Company or a Subsidiary.

  4.  Shares of Stock Subject to the Plan

     The shares that may be delivered upon exercise, in payment or in respect of stock options, stock appreciation rights, performance units, and deferred stock units granted under the Plan for, during, or in respect of Fiscal Year 1997 and later years, shall not exceed in the aggregate 6,000,000 shares of common stock of the Company ("Common Stock"), subject to adjustment as provided in Section
11. Any share subject to a Plan award which for any reason expires, is forfeited, or terminates unexercised may again be subject to an award subsequently granted under the Plan, but shares subject to an award which are not issued or delivered as a result of the exercise or payment of a related award shall not again be available for issuance under the Plan regardless of the form in which such award was paid.

  5.  Awards

     Awards under the Plan may be of the following types: (i) stock options,
(ii) stock appreciation rights, (iii) performance units, and/or (iv) deferred stock units. Stock options ("Stock Options" or "Options") may be either nonstatutory stock options ("Nonstatutory Stock Options") or incentive stock options ("Incentive Stock Options"), both as described below. The Committee shall designate each Stock Option grant as being either a Nonstatutory Stock Option or an Incentive Stock Option. If the same individual receives both Nonstatutory Stock Options and Incentive Stock Options, each type shall be clearly identified and separately granted.

     Stock Options, whether Nonstatutory Stock Options or Incentive Stock Options, are rights to purchase Common Stock from the Company. Stock appreciation rights ("Stock Appreciation Rights") are rights to receive cash and/or Common Stock equivalent in value to the "spread" between (a) the aggregate fair market value of the number of shares with respect to which the Participant has elected to exercise Stock Appreciation Rights and (b) the aggregate purchase price of such shares based on the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Rights were granted. Deferred stock units ("Deferred Stock Units") are rights to receive at the end of a deferral period cash and/or Common Stock equivalent in value to one share of Common Stock for each unit. Performance units ("Performance Units") are awards having a unit dollar value determined by the Committee and constitute rights to receive cash and/or Common Stock equivalent in value to the value of the Performance Units, provided specified performance objectives are met.

     Nonstatutory Stock Options, Stock Appreciation Rights, Performance Units, and Deferred Stock Units may be granted to the same person as separate awards at or for the same period of time under terms whereby the issuance of shares or payment under one award has no effect on any other award. Stock Appreciation Rights and Performance Units may be granted to a Participant in relation to (i.e., in "tandem" with) a previously or concurrently granted Nonstatutory Stock Option under terms whereby the issuance of shares or payment under one award reduces directly the number of shares, units, and/or rights remaining available under the related award(s). Performance Units cannot be granted in conjunction with, or in any way related to, Incentive Stock Options.

  6.  Stock Options

        (a) Nonstatutory Stock Options. A Stock Option designated by the Committee as a Nonstatutory Stock Option is one which is not eligible for preferential tax treatment under Section 421(a) of the Internal Revenue Code. The Committee may grant Nonstatutory Stock Options either alone or in conjunction with and related to Stock Appreciation Rights and/or Performance Units. All Nonstatutory Stock Options granted under the Plan shall be on the following terms and conditions (and such other terms and conditions that the Committee may establish which are consistent with the Plan and applicable law):

                  (i) Price. The purchase price per share of Common Stock covered by each Nonstatutory Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Option.

                  (ii) Number of Shares. The Committee will determine, absolutely or by formula related to the Fair Market Value of a share of Common Stock, the number of shares of Common Stock to be subject to each Nonstatutory Stock Option. The number of shares subject to an outstanding Nonstatutory Stock Option will be reduced on a one-for-one basis to the extent that (A) shares under such Nonstatutory Stock Option are used to calculate the cash and/or shares received upon exercise of related Stock Appreciation Rights and (B) any related Performance Units are paid. In no event shall the number of shares subject to nonstatutory stock options granted to any Participant in any Fiscal Year exceed 500,000.

                  (iii) Term and Exercise Dates. The Committee shall fix the term during which each Nonstatutory Stock Option may be exercised, but no Nonstatutory Stock Option shall be exercisable after the first day following the tenth anniversary of its date of grant. No Nonstatutory Stock Option shall be exercisable prior to one year from its date of grant, except as otherwise provided in Section 10. Unless otherwise determined by the Committee and except as otherwise provided in Section 10, each Nonstatutory Stock Option shall become exercisable in installments as follows:

                           1.  One-third of the shares subject to such
                  Nonstatutory Stock Option may be purchased commencing one year after the date of grant; and

                           2. An additional one-third of such shares subject to
                  such Nonstatutory Stock Option may be purchased commencing on each of the second and third yearly anniversaries of the date of grant.

                  In the event a Participant ceases to be an employee of the Company or a Subsidiary by reason of Retirement, Disability or death after the first anniversary of the date of grant to such person of a Nonstatutory Stock Option but before the Option has become exercisable in full, a pro rata portion of the shares that would have become exercisable on the next anniversary of the date of grant had the Participant remained employed shall become exercisable commencing on such next anniversary, based upon the proportion which the number of full calendar months in such Fiscal Year prior to such termination of employment bears to the 12 calendar months in the Fiscal Year. Notwithstanding the foregoing or any other provision of the Plan, the Committee may determine, in its discretion, that any unexercisable Nonstatutory Stock Option or portion thereof shall not terminate or have terminated on the date of the Participant's Retirement, Disability or death, but shall continue or have continued on such terms and subject to such conditions as the Committee shall specify.

                  Notwithstanding any other provision of the Plan, the Committee may determine that the date on which any outstanding Nonstatutory Stock Option or any portion thereof is exercisable shall be or shall have been advanced to an earlier date or dates designated by the Committee in accordance with such terms and subject to such conditions, if any, as the Committee shall specify; provided, however, that any such earlier date shall not be prior to one year from the date of grant of such Nonstatutory Stock Option, except as otherwise provided in Section 10.

                  (iv) Exercise. A Participant wishing to exercise his or her Nonstatutory Stock Option in whole or in part shall give written notice of such exercise to the Company, accompanied by full payment of the purchase price. The date of receipt of such notice (including by facsimile transmission) and payment shall be the "Exercise Date" for such Nonstatutory Stock Option or portion thereof; provided, however, that if the Participant engages in a simultaneous Option exercise and sale of shares of Common Stock, the Exercise Date shall be the date of sale of the shares purchased by exercising such Option. No partial exercise of a Nonstatutory Stock Option may be for less than 100 shares of Common Stock.

         (b) Incentive Stock Options. A Stock Option designated by the Committee as an Incentive Stock Option is one which is intended to comply with the requirements in Subsection (b) of Section 422 of the Internal Revenue Code so as to be eligible for preferential income tax treatment and shall satisfy the following terms and conditions (and such other terms and conditions that the Committee may establish which are consistent with the Plan and applicable law):

                  (i) Price. The purchase price per share of Common Stock covered by each Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Option. If an Incentive Stock Option is granted to an employee who, on the date of grant, owns stock possessing more than 10% of the total combined voting power of all outstanding classes of stock of the Company or any affiliate, the purchase price per share under such Incentive Stock Option shall be at least 110% of the Fair Market Value of a share of Common Stock on the date of grant of such Option and such Incentive Stock Option shall not be exercisable after the expiration of five years from its date of grant.

                  (ii) Number of Shares. The Committee will determine, absolutely or by formula related to the Fair Market Value of a share of Common Stock, the number of shares of Common Stock to be subject to each Incentive Stock Option. The number of shares subject to an outstanding Incentive Stock Option will be reduced on a one-for-one basis to the extent that shares under such Incentive Stock Option are used to calculate the cash and/or shares received upon exercise of a related Stock Appreciation Right.

                  (iii) Term and Exercise Dates. No Incentive Stock Option shall be granted under this Plan more than 10 years after the date this Plan is adopted or approved by the shareholders of the Company, whichever is earlier. The Committee shall fix the term during which each Incentive Stock Option may be exercised, but no Incentive Stock Option shall be exercisable after ten years from its date of grant. No Incentive Stock Option shall be exercisable prior to one year from its date of grant, except as otherwise provided in Section 10. Unless otherwise determined by the Committee and except as otherwise provided in Section 10, each Incentive Stock Option shall be exercisable in full one year after its date of grant.

                  In the event a Participant ceases to be an employee of the Company or a Subsidiary by reason of Retirement, Disability or death after the first anniversary of the date of grant to such person of an Incentive Stock Option but before the Option has become exercisable in full, a pro rata portion of the shares shall become exercisable commencing on the next anniversary of the date of grant of such award, based upon the proportion which the number of full calendar months in such Fiscal Year prior to such termination of employment bears to the 12 calendar months in the Fiscal Year. Notwithstanding the foregoing or any other provision of the Plan, the Committee may determine, in its discretion, that any unexercisable Incentive Stock Option or portion thereof shall not terminate or have terminated on the date of the Participant's Retirement, Disability or death, but shall continue or have continued on such terms and subject to such conditions as the Committee shall specify.

                  Notwithstanding any other provision of the Plan, the Committee may determine that the date on which any outstanding Incentive Stock Option or any portion thereof is exercisable shall be or shall have been advanced to an earlier date or dates designated by the Committee in accordance with such terms and subject to such conditions, if any, as the Committee shall specify, provided, however, that any such earlier date shall not be prior to one year from the date of grant of such Incentive Stock Option, except as otherwise provided in Section 10.

                  (iv) Exercise. A Participant wishing to exercise his or her Incentive Stock Option in whole or in part shall give written notice of such exercise to the Company, accompanied by full payment of the purchase price. The date of receipt of such notice (including by facsimile transmission) and payment shall be deemed to be the "Exercise Date" for such Incentive Stock Option or portion thereof; provided, however, that if the Participant engages in a broker-financed Option exercise, the Exercise date shall be the date of sale of the shares purchased by exercising such Option. No partial exercise of an Incentive Stock Option may be for less than 100 shares of Common Stock.

                  (v) Annual Limit. The aggregate Fair Market Value, determined on the date of grant, of stock with respect to which Incentive Stock Options are exercisable for the first time by such Participant during any calendar year (under this Plan and all such other plans of the Company and any predecessor, parent, subsidiary or affiliate) shall not exceed $100,000.

         (c) Payment. The purchase price of shares purchased upon exercise of any Option shall be paid in full in cash at the time of exercise of the Option, except that the Committee, in its sole discretion, and on such terms and conditions as it may specify, may approve payment by the exchange of shares of Common Stock having a Fair Market Value on the Exercise Date equal to the purchase price of such shares or by a combination of cash and Common Stock having a Fair Market Value on the Exercise Date equal to the portion of such purchase price not paid in cash; provided, however, that except as the Committee shall otherwise determine, any such shares submitted in the exchange must have been beneficially owned by the Participant for a certain period prior to the Exercise Date, the duration of such period to be determined from time to time by the Committee but in no event to be less than six months. Subject to any administrative rules from time to time adopted by the Committee for administering Option exercises, payment of the exercise price of the Option will be permitted through the delivery (including by facsimile transmission) of an irrevocable exercise notice coupled with irrevocable instructions to a designated broker to simultaneously sell the underlying shares of Common Stock and deliver to the Company on the settlement date the portion of the proceeds representing the exercise price (and any taxes to be withheld).

         (d)  Termination of Employment or Death.

                  (i) In the event that a Participant ceases to be an employee of the Company or a Subsidiary by reason of Retirement, Disability or death, any portion of his or her Stock Option that is not, or will not by its terms following such Retirement, Disability or death become, exercisable shall terminate on the date of such Retirement, Disability or death. The date of any such Disability shall be determined by the Committee. The Participant whose employment is terminated by Retirement or Disability, and, in the case of the Participant's death before or after Retirement or Disability, the Participant's Designated Beneficiary or, if none, his or her legal representative, shall continue to have the same rights to exercise any unexercised portion of the Participant's Stock Option which is exercisable at the time of, or will by its terms become exercisable after such termination or death, as the Participant would have had if he or she had continued to be an active or retired employee of the Company or a Subsidiary, as the case may be.

                  (ii) Except as provided in clause (i) of this Section 6(d), if prior to the expiration or cancellation of any Stock Option, the Participant ceases to be employed by the Company or a Subsidiary for any reason, any unexercised portion of his or her outstanding Option shall automatically terminate unless the Committee, in its sole discretion, shall determine otherwise, and except that when the Participant's employment has ceased due to part-time employment or a leave of absence, such Participant's Stock Option shall be treated in accordance with guidelines for such situations established by the Committee.

                  (iii) No provision of this Section 6(d) shall be deemed to permit the exercise of any Stock Option after the expiration of the normal stated term of such Option.

  7.  Stock Appreciation Rights

         The Committee may grant Stock Appreciation Rights either alone or in conjunction with and related to previously or concurrently granted Stock Options and/or Performance Units. All Stock Appreciation Rights shall be granted on the following terms and conditions (and such other terms and conditions that the Committee may establish which are consistent with the Plan and applicable law):

         (a) Number of Rights. The Committee shall determine, absolutely or by formula related to the Fair Market Value of a share of Common Stock, the number of Stock Appreciation Rights which shall be granted. As to any Stock Appreciation Rights granted in tandem with another Plan award, such number shall not be greater than the number of shares which are then subject to any Stock Options related to such Stock Appreciation Rights, and the number of such Stock

Appreciation Rights will be reduced on a one-for-one basis to the extent that
(A) shares under any related Stock Option are purchased and (B) any Performance Units related to any such Nonstatutory Stock Options are paid. In no event shall the number of Stock Appreciation Rights granted to any Participant in any Fiscal Year exceed 500,000.

         (b) Exercise. Stock Appreciation Rights shall entitle the Participant, to the extent he or she so elects from time to time, to receive, without any payment to the Company, an amount of cash and/or a number of shares determined and payable as provided in Section 7(c). Stock Appreciation Rights shall generally be exercisable to the extent and upon the same conditions that Stock Options are exercisable under clause (iii) of Sections 6(a) or 6(b), as the case may be; provided, however, that, unless otherwise determined by the Committee, Stock Appreciation Rights (i) may not be exercised when the Fair Market Value of a share of Common Stock is more than three times the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Rights (except as otherwise provided in Section 10), (ii) may not be exercised prior to six months following the date of their grant, and (iii) if related to a Stock Option, shall automatically terminate six months after the optionee ceases for any reason to be employed by the Company or a Subsidiary and has ceased to be a member of the Company's Board.

     A Participant wishing to exercise Stock Appreciation Rights shall give written notice of such exercise to the Company. The date of receipt of such notice shall be the "Exercise Date" for such Stock Appreciation Rights. Promptly after the Exercise Date or the end of the Exercise Period described below, if later, the Company shall pay and/or deliver to the Participant the cash and/or shares to which he or she is entitled. Unless otherwise determined by the Committee and except as otherwise provided in Section 10, the Exercise Date shall be limited to that period beginning on the third business day following the date of release for publication of the Company's quarterly and annual summary statements of sales and earnings and ending on the twelfth business day following such date of release (the "Exercise Period").

         (c) Amount of Cash and/or Number of Shares. Except as otherwise provided in Section 10, the amount of the payment to be made upon exercise of Stock Appreciation Rights shall be determined by multiplying (i) that portion, as elected by the Participant, of the total number of shares as to which the Participant is entitled to exercise the Stock Appreciation Rights award as of the Stock Appreciation Right Exercise Date, by (ii) 100% of the amount by which the average of the Fair Market Values of a share of Common Stock on each trading day during the Exercise Period exceeds the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Rights were granted. The Committee may make payment in cash or partly in cash and partly in Common Stock, all as determined by the Committee in its sole discretion. To the extent that payment is made in Common Stock, the number of shares shall be determined by dividing the amount of such payment by the foregoing average of the Fair Market Values of a share of Common Stock on each trading day during the Exercise Period. No fractional shares shall be issued, but instead the Participant shall be entitled to receive a cash adjustment equal to the same fraction of the foregoing average of Fair Market Values.

         (d) Termination of Employment or Death. In the event that a recipient of Stock Appreciation Rights ceases to be employed by the Company or a Subsidiary by reason of Retirement, Disability or death after the first anniversary of the date of the grant to such person of such Stock Appreciation Rights, his or her Stock Appreciation Rights shall continue to be exercisable following such termination of employment and termination of directorship, if any, to the extent and upon the same conditions that a Stock Option is or becomes exercisable under clause (iii) of Section 6(a) or 6(b), as the case may be, (but subject to the conditions set forth in clauses (i) and (ii) of Section 7(b)), during such six-month period. Any such Stock Appreciation Rights related to Stock Options shall automatically terminate six months after such termination of employment and termination of directorship, if any. In the event a recipient of Stock Appreciation Rights ceases to be employed by the Company or a Subsidiary for a reason other than Retirement, Disability or death, his or her Stock Appreciation Rights shall automatically terminate unless and to the extent the Committee, in its sole discretion, shall determine otherwise.

         (e) Stock Appreciation Rights Granted in Relation to Incentive Stock Options. In order to assure that any Incentive Stock Option with respect to which a Stock Appreciation Right is granted shall continue to comply with the requirements in Subsection (b) of Section 422 of the Internal Revenue Code so as to be eligible for preferential tax treatment, notwithstanding any other provision of the Plan, any such Stock Appreciation Right granted under the Plan shall entitle the Participant to payment of no more than 100% of the difference between the purchase price of a share of Common Stock under the related Incentive Stock Option and the Fair Market Value of such a share on the Stock Appreciation Right Exercise Date and may be exercisable only when the Fair Market Value of a share of Common Stock on the Stock Appreciation Right Exercise Date exceeds the purchase price of a share of such Common Stock under the terms of the related Incentive Stock Option. In addition, Stock Appreciation Rights will expire no later than the expiration of any related Incentive Stock Option, will be transferable only when, and under the same conditions, as the related Incentive Stock Option is transferable and may be exercisable only when the related Incentive Stock Option is exercisable. The Committee may, in its discretion, from time to time impose such additional or different restrictions on Stock Appreciation Rights relating to Incentive Stock Options as may be necessary to maintain the eligibility of such Options for preferential tax treatment.

  8.  Performance Units

         All Performance Units awarded under the Plan shall be granted on the following terms and conditions (and such other terms and conditions that the Committee may establish which are consistent with the Plan and applicable law):

         (a) Number and Value of Units. The Committee shall determine the number of Performance Units to be granted to each employee selected for an award and the maximum dollar value of each Performance Unit so granted. In the case of any Performance Units granted in relation to a Nonstatutory Stock Option, the initial number of Performance Units shall be no greater than the number of shares which are then subject to the related Nonstatutory Stock Option. In no event shall the maximum dollar value of Performance Units granted to any Participant in any Fiscal Year exceed the lesser of $2,000,000 or 150% of the annualized base salary as of the date of grant.

     In the case of any Performance Units granted in relation to a Nonstatutory Stock Option, the number of such Performance Units shall be cancelled on a one-for-one basis to the extent that (i) either before or after such Performance Units have been earned and credited to Participants, shares are purchased upon exercise under the related Nonstatutory Stock Option or shares under such Nonstatutory Stock Option are used to calculate the cash and/or shares received pursuant to related Stock Appreciation Rights, or (ii) before such Performance Units have been earned and credited to Participants, the related Nonstatutory Stock Option terminates in whole or in part as provided in clauses (i) or (ii) of Section 6(d).

         (b) Performance Objectives. Except as otherwise determined by the Committee and as permitted by Section 10, the award period (the "Award Period") in respect of any Performance Units shall be a four-year period commencing as of the beginning of the Fiscal Year in or for which such Performance Units are granted. At the time each grant of Performance Units is made, the Committee shall establish and communicate to recipients of Performance Unit awards performance objectives ("Performance Objectives") to be attained within the Award Period as a condition to any right to receive payment in respect of such Performance Units. The Committee may, in its discretion, establish different Performance Objectives and/or Award Periods for Participants employed by or responsible for matters relating to different Participating Subsidiaries or different divisions, groups, departments or other subdivisions of the Company or Participating Subsidiaries and make, in its discretion, any equitable adjustments in Performance Objectives for Performance Units granted later than similar Performance Units awarded for the same Award Period. The Performance Objectives shall be determined by the Committee using such measure or measures of the performance of the Company and/or its Subsidiaries over the Award Period as the Committee shall select other than the market value of Common Stock of the Company.

         (c) Crediting and Payment. At the end of each Award Period, the Committee shall determine the extent to which the Performance Objectives for the Award Period have been attained and the dollar value of each Performance Unit granted for such Award Period. In determining the extent to which Performance Objectives have been attained, the Committee shall make such adjustments to such measures as may be required to exclude the impact of any change in accounting standards that may be required by the Financial Accounting Standards Board after such Performance Objectives are established. Thereupon, each Participant will be credited with an earned Performance Unit valued at such dollar value for each Performance Unit granted to him or her for such Award Period which remains outstanding as of the date of the Committee's determination. Interest will accrue on the dollar value of each earned Performance Unit from the date of credit at such rate as the Committee may from time to time determine to be reasonable. Any interest earned on or in respect of an earned Performance
Unit that is subsequently cancelled other than by payment in respect thereof shall be forfeited by the Participant.

     A Participant whose earned Performance Units were granted in relation to a Nonstatutory Stock Option may elect to receive payment of the dollar value, including accrued interest thereon, of all or part of such earned Performance Units at any time prior to the cancellation of those Performance Units in accordance with Section 8(a), and shall be paid in respect of any such earned Performance Units which remain outstanding promptly following the expiration or termination unexercised of such Nonstatutory Stock Option (other than by reason of the exercise of related Stock Appreciation Rights). Payment in respect of earned Performance Units granted alone and not in relation to a Nonstatutory Stock Option shall be made by the Company promptly following the crediting of those Performance Units.

     Payment in respect of Performance Units shall be made in cash, shares of Common Stock or partly in cash and partly in shares of Common Stock, all as determined by the Committee in its sole discretion. To the extent that payment is made in Common Stock, the number of shares shall be determined by dividing the amount of the payment to be made by the Fair Market Value of a share of Common Stock on the date of (i) receipt of written notice of the Participant's election to receive payment or expiration or termination of the related Nonstatutory Stock Option or (ii) crediting of Performance Units granted alone and not in relation to any Nonstatutory Stock Option. Upon payment in respect of an earned Performance Unit, such Unit shall be cancelled.

         (d) Termination of Employment or Death. In the event that a recipient of a grant of Performance Units ceases to be an employee of the Company or a Subsidiary prior to the end of the Award Period applicable to such Units by reason of Retirement, Disability or death, any of his or her outstanding Performance Units granted in relation to Nonstatutory Stock Options (after reduction on a one-for-one basis to the extent that related Nonstatutory Stock Options terminate as provided in clause (iii) of Section 6(a) and clause (i) of
Section 6(d)) and which are eventually earned in accordance with Section 8(c), shall be credited to such Participant or, in the case of such Participant's death, his or her Designated Beneficiary or, if none, his or her legal representative, and shall be payable at such times and in the manner provided in
Section 8(c). Any of his or her Performance Units not granted in relation to Nonstatutory Stock Options and eventually earned in accordance with Section 8(c) shall become payable as provided in Section 8(c), but in proportion to the service of the Participant during the Award Period excluding any such service following the last full calendar month of the Award Period preceding his or her Retirement, Disability or death, unless the Committee determines, in its discretion, that such Participant or his or her Designated Beneficiary or legal representative should be eligible for eventual payment in full in respect of such Performance Units as if the Participant had continued in service through the end of the Award Period.

  9.  Deferred Stock Units

     The Committee may grant Deferred Stock Units to Participants on the following terms and conditions (and such other terms and conditions that the Committee may establish which are consistent with the Plan and applicable law):

         (a) Number, Value and Manner of Payment of Deferred Stock Units. Each Deferred Stock Unit shall be equivalent in value to one share of Common Stock and shall entitle the Participant to receive from the Company at the end of the deferral period (the "Deferral Period") applicable to such Unit, without payment of cash or other consideration to the Company but in consideration of services performed for or for the benefit of the Company or a Participating Subsidiary by such Participant, the value at such time of each Unit. Payment of the value of such awards may be made in shares of Common Stock, cash or both as determined by the Committee during, or as soon as practicable after the end of the Deferral Period. If paid in Common Stock, the Participant shall receive a number of shares of Common Stock equal to the number of matured or earned Deferred Stock Units, and if paid in cash, the Participant shall receive for each matured Deferred Stock Unit an amount equal to the Fair Market Value of a share of Common Stock on the last day of the applicable Deferral Period (except as otherwise provided in Section 10). Upon payment in respect of a Deferred Stock Unit, such Unit shall be canceled. In no event shall the number of Deferred Stock Units granted to any Participant in any Fiscal Year exceed 50,000.

         (b) Deferral Period. Except as otherwise provided in Section 9(c), payments in respect of Deferred Stock Units shall be made only at the end of the Deferral Period applicable to such Units, the duration of which Deferral Period shall be fixed by the Committee at the time of grant of such Deferred Stock Units. Deferral Periods shall be no less than two years.

         (c)  Termination of Employment or Death.

                  (i) If during a Deferral Period a Participant's full-time employment with the Company or a Subsidiary is terminated for any reason other than Retirement, Disability or death, such Participant shall forfeit his or her Deferred Stock Units which would have matured or been earned at the end of such Deferral Period, unless the Committee determines in its discretion that such Deferred Stock Units should be paid at the end of such Deferral Period or, notwithstanding any other provision of the Plan, on some accelerated basis.

                  (ii) Unless otherwise specified by the Committee in the applicable Deferred Stock Units agreement, a Participant whose full-time employment with the Company or a Subsidiary terminates during a Deferral Period due to Retirement or Disability or, in the case of his or her death before or after Retirement or Disability, such Participant's Designated Beneficiary or, if none, his or her legal representative, shall receive payment in respect of such Participant's Deferred Stock Units which would have matured or been earned at the end of such Deferral Period, at such time and in such manner as if the Participant were still employed (and living) at the end of the Deferral Period or, notwithstanding any other provision of the Plan, on such accelerated basis as the Committee may determine.

         (d) Dividends. No cash dividends or equivalent amounts shall be paid on outstanding Deferred Stock Units. However, when payment of the value of an award is made to the Participant, the Company shall pay to the Participant an additional amount in cash which shall be equal to the cash dividends, if any ("Dividend Equivalent") which would have been paid during the period since the award was granted with respect to issued and outstanding shares of Common Stock equal in number to the number of Deferred Stock Units being paid. No interest shall be paid on any such Dividend Equivalent or any part thereof.

10.  Change in Control

     Following or in connection with the occurrence of a Change in Control, the following shall or may occur as specified below, notwithstanding any other provisions of this Plan to the contrary:

         (a) Acceleration and Exercisability of Stock Options and Stock Appreciation Rights; Amount of Cash and/or Number of Shares for Stock Appreciation Rights. All Stock Options and Stock Appreciation Rights shall become immediately exercisable in full for the period of their remaining terms automatically and without any action by the Committee, provided, however, that the acceleration of the exercisability of any Stock Option or Stock Appreciation Right that has not been outstanding for a period of at least six months from its respective date of grant shall occur on the first day next following the end of such six-month period. In addition to the normal Exercise Period for Stock Appreciation Rights provided for in Section 7(b), Stock Appreciation Rights shall be exercisable during the thirty-day period immediately following the later of (i) the Change in Control or (ii) the date of acceleration of their exercisability, that is, upon the first date more than six months from their date of grant following the Change in Control. The amount of the payment to be made upon the exercise of a Stock Appreciation Right following a Change in Control shall be determined, without regard to the limitation contained in clause (i) of Section 7(b), by multiplying (i) that portion, as elected by the Participant, of the total number of shares as to which the Participant is entitled to exercise the Stock Appreciation Rights as of the Exercise Date for the Stock Appreciation Rights, by (ii) 100% of the amount by which

                  (A) the greater of (1) the highest tender or exchange offer price paid or to be paid for Common Stock pursuant to the offer associated with the Change in Control (such price to be determined by the Committee from such source or sources of information as the Committee shall determine including, without limitation, the Schedule 13D or an amendment thereto filed by the offeror pursuant to Rule 13d-1 under the Act), or the price paid or to be paid for Common Stock under an agreement associated with the Change in Control, as the case may be, and (2) the highest Fair Market Value of a share of Common Stock on any day during the sixty-day period immediately preceding the Exercise Date of the Stock Appreciation Rights, exceeds

                  (B) the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Rights.

     For purposes of determining the price paid or to be paid for Common Stock under clause (1) of paragraph (A) of the preceding formula, consideration other than cash forming part or all of the consideration for Common Stock paid or to be paid pursuant to the exchange offer or agreement associated with the Change in Control shall be valued at the higher of the valuation placed thereon by the Board of Directors or by the person making the offer or entering into the agreement with the Company.

         (b) Cash Surrender of Stock Options. All or certain outstanding Stock Options may, at the discretion of the Committee, be required to be surrendered by the holder thereof for cancellation in exchange for a cash payment for each such Stock Option. In the absence of Committee action requiring the surrender of Stock Options, each holder of Stock Options may elect to surrender all or certain of his or her outstanding Options which are then exercisable for cancellation in exchange for a cash payment for each such Stock Option. In any case, the cash payment received for each share subject to the Stock Option shall be 100% of the amount by which the amount described in paragraph (A) of Section 10(a) exceeds the amount described in Paragraph (B) of Section 10(a). Such payments shall be due and payable immediately upon surrender to the Committee for cancellation of appropriate award agreements or other evidence in writing of the Participant's relinquishment of his or her rights to such award or at such earlier date as the Committee shall determine (but in no event earlier than the occurrence of a Change in Control) and shall be valued as if the Exercise Date were the date of receipt of said materials or such earlier date as the Committee shall determine.

         (c) Accelerated Payment of Pro Rata Performance Units. The Committee may in its sole discretion determine to credit Participants with a prorated number of and/or dollar value as to any or all outstanding Performance Units to the extent of the elapsed time of the Award Period, but only to the extent Performance Objectives, equitably adjusted (pursuant to Section 11(a)) and otherwise adjusted to reflect the shorter award period, have been achieved, as determined by the Committee, as of the date of such determination. Participants shall have the right to elect to receive payment of amounts in respect of such earned Performance Units beginning no later than thirty days following the Committee's determination to credit said Units under this Section 10(c) or at such earlier date as the Committee shall determine, but in no event earlier than the occurrence of a Change in Control.

         (d) Reduction in Accordance with Plan. The number of shares covered by Stock Options and Stock Appreciation Rights and the number of Performance Units granted in relation to Nonstatutory Stock Options will be reduced on a one-for-one basis to the extent related Stock Options or Stock Appreciation Rights are exercised, or surrendered for cancellation in exchange for a cash payment, or related Performance Units are paid, as the case may be, under this
Section 10.

         (e) Accelerated Payment of Deferred Stock Units. The Committee may, in its sole discretion, determine to pay in full any or all outstanding Deferred Stock Units together with any Dividend Equivalents for the period for which such Units have been outstanding, notwithstanding that the Deferral Periods as to such Deferred Stock Units have not been completed. Such payment may be in cash or in Common Stock, or a combination thereof, as determined by the Committee, and shall be due and payable to Participants no later than thirty days following the Committee's determination to pay said Deferred Stock Units under this
Section 10(e) or at such earlier date as the Committee shall determine, but in no event earlier than the occurrence of a Change in Control. If paid in cash, each Participant shall receive payment of an amount in respect of each Deferred Stock Unit equal to the greater of (i) the highest tender or exchange offer price paid or to be paid for Common Stock pursuant to the offer associated with the Change in Control (such price to be determined by the Committee from such source or sources of information as the Committee shall determine including, without limitation, the Schedule 13D or an amendment thereto filed by the offeror pursuant to Rule 13d-l under the Act) or the price paid or to be paid for Common Stock under an agreement associated with the Change in Control, as the case may be, and (ii) the highest Fair Market Value of a share of Common Stock on any day during the sixty-day period immediately preceding the Change in Control. For purposes of determining the price paid or to be paid for Common Stock under clause (i) of the preceding sentence, consideration other than cash forming part or all of the consideration for Common Stock paid or to be paid pursuant to the exchange offer or agreement associated with the Change in Control shall be valued at the higher of the valuation placed thereon by the Board of Directors or by the person making the offer or entering into the agreement with the Company.

11.  Dilution and Other Adjustments

         (a) Notwithstanding any other provision of the Plan, in the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, a rights offering to purchase Common Stock at a price substantially below fair market value, or other similar corporate change, including without limitation in connection with a Change in Control, an equitable adjustment shall be made, as determined by the Committee, so as to preserve, without increasing or decreasing, the value of Plan awards and authorizations (but subject to the first paragraph of Section 13), in (i) the maximum number or kind of shares issuable or awards which may be granted under the Plan, (ii) the amount payable upon exercise of Stock Appreciation Rights,
(iii) the maximum value payable in respect of Performance Units, (iv) the number or kind of shares or purchase price per share subject to outstanding Stock Options, (v) the number or value, or kind of shares which may be issued in payment of outstanding Stock Appreciation Rights, (vi) the number or value of, or the Performance Objectives or length of the Award Period for, outstanding Performance Units, (vii) the value and attributes of Deferred Stock Units,
(viii) the maximum number, kind or value of any Plan awards which may be awarded or paid to any one employee, (ix) any other aspect or aspects of the Plan or outstanding awards made thereunder as specified by the Committee, or (x) any combination of the foregoing. Such adjustments shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.

         (b) The Committee may, from time to time during an Award Period, in its sole discretion (but subject to the first paragraph of Section 13), determine to equitably adjust the Performance Objectives previously established by the Committee for that Award Period as a condition of earning the right to receive payment in respect of Performance Units or to equitably adjust Company performance for all or any portion of the Award Period where such action is warranted by any occurrence, condition, action, change or development by or affecting the performance of the Company or any of its Subsidiaries, such as an acquisition, disposition or divestiture of a business or assets; a change in accounting principles or practices or the method of their application; the occurrence of an extraordinary item for purposes of generally accepted accounting principles; a change in the value or valuation of property or assets; a change in any tax or other law or regulation; or a change in business or corporate strategy, structure or organization. The Committee may also, in its discretion, eliminate the effect of foreign currency conversion gains or losses or translation adjustments from the reported consolidated earnings per share of the Company if used in determining the attainment of any Performance Objectives previously established.

12.  Miscellaneous Provisions

         (a) The holder of a Stock Option, Stock Appreciation Right, Performance Unit, or Deferred Stock Unit shall have no rights as a Company shareholder with respect thereto unless, and until the date as of which, certificates for shares of Common Stock are issued upon exercise or payment in respect of such award.

         (b) Except as the Committee shall otherwise determine in connection with determining the terms of awards to be granted or shall thereafter permit, no Stock Option, Stock Appreciation Right, Performance Unit, or Deferred Stock Unit or any rights or interests therein of the recipient thereof shall be assignable or transferable by such recipient except to his or her Designated Beneficiary or by will or the laws of descent and distribution, and during the lifetime of the recipient, the Stock Option, Stock Appreciation Right, Performance Unit, or Deferred Stock Unit shall be exercisable only by, or payable only to, as the case may be, such recipient or his or her guardian or legal representative.

         (c) All Stock Options, Stock Appreciation Rights, Performance Units, and Deferred Stock Units granted under the Plan shall be evidenced by agreements in such form and containing such terms and conditions (not inconsistent with the Plan and applicable domestic and foreign law) in addition to those provided for herein as the Committee shall approve. Notwithstanding any other provision of the Plan to the contrary, the Committee shall be empowered to grant Performance Units in respect of which the recipient will have no immediate right to receive payment upon the Committee's determination that the applicable Performance Objectives have been achieved, to any Participant who does not or will not reside or be domiciled in the United States if, as a result of any law applicable to such Participant or such award or the potential effect of foreign currency conversions or translations on such award, such award will, in the sole discretion of the Committee, best serve the purposes of the Company to be promoted by this Plan.

         (d) No shares of Common Stock shall be issued or transferred upon exercise of any Stock Options or Stock Appreciation Rights or in payment of any Performance Units or Deferred Stock Units granted hereunder unless and until all legal requirements applicable to the issuance or transfer of such shares have been complied with to the satisfaction of the Committee and the Company. The Committee and the Company shall have the right to condition any issuance of shares of Common Stock made to any Participant hereunder on such Participant's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares as the Committee and/or the Company shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

         (e) The Company shall have the right to deduct from all awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such cash awards. In the case of awards to be distributed in Common Stock, the Company shall have the right to require, as a condition of such distribution, that the Participant or other person receiving such Common Stock either (i) pay to the Company at the time of distribution thereof the amount of any such taxes which the Company is required to withhold with respect to such Common Stock or (ii) make such other arrangements as the Company may authorize from time to time to provide for such withholding including without limitation having the number of the units of the award cancelled or the number of the shares of Common Stock to be distributed reduced by an amount with a value equal to the value of such taxes required to be withheld. The obligation of the Company to make delivery of awards in cash or Common Stock shall be subject to currency or other restrictions imposed by any government.

         (f) No employee of the Company or a Subsidiary or other person shall have any claim or right to be granted an award under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or a Subsidiary, it being understood that all Company and Subsidiary employees who have or may receive awards under this Plan are employed at the will of the Company or such Subsidiary and in accord with all statutory provisions.

         (g) Distributions of shares of Common Stock upon exercise, in payment or in respect of awards made under this Plan may be made either from shares of authorized but unissued Common Stock reserved for such purpose by the Board of Directors or from shares of authorized and issued Common Stock reacquired by the Company and held in its treasury or held under the Company's Flexible Employee Benefits Trust, as from time to time determined by the Committee, the Board, or pursuant to delegations of authority from either.

         (h) The costs and expenses of administering this Plan shall be borne by the Company and not charged to any award nor to any employee or Participant receiving an award. However, the Company may charge the cost of any awards made to employees of Participating Subsidiaries, including administrative costs and expenses related thereto, to the respective Participating Subsidiaries by which such persons are employed.

         (i) This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under this Plan and payment of awards shall be subordinate to the claims of the Company's general creditors.

         (j) In addition to the terms defined elsewhere herein, the following terms as used in this Plan shall have the following meanings:

         "Act" shall mean the Securities Exchange Act of 1934 as amended from time to time.

         "Change in Control" shall mean the first to occur of any one of the events described below:

                  (i) Stock Acquisition. Any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Act), other than the Company or a corporation, a majority of whose outstanding stock entitled to vote is owned, directly or indirectly, by the Company, or a trustee of an employee benefit plan sponsored solely by the Company and/or such a corporation, is or becomes, other than by purchase from the Company or such a corporation, the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding voting securities. Such a Change in Control shall be deemed to have occurred on the first to occur of the date securities are first purchased by a tender or exchange offeror, the date on which the Company first learns of acquisition of 20% of such securities, or the later of the effective date of an agreement for the merger, consolidation or other reorganization of the Company or the date of approval thereof by a majority of the Company shareholders, as the case may be.

                  (ii) Change in Board. During any period of two consecutive years, individuals who at the beginning of such period were members of the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors, unless the election or nomination for election by the Company's shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. Such a Change in Control shall be deemed to have occurred on the date upon which the requisite majority of directors fails to be elected by the shareholders of the Company.

                  (iii) Other Events. Any other event or series of events which, notwithstanding any other provision of this definition, is determined, by a majority of the outside members of the Board of Directors of the Company serving in office at the time such event or events occur, to constitute a change in control of the Company for purposes of this Plan. Such a Change in Control shall be deemed to have occurred on the date of such determination or on such other date as such majority of outside members of the Board shall specify.

         "Designated Beneficiary" shall mean the person or persons last designated as such by the Participant on a form filed by him or her with the Company in accordance with such procedures as the Committee shall approve, provided, however, that in the absence of the filing of such a form with the Company the Designated Beneficiary shall be the person or persons who are the Participant's beneficiary or beneficiaries of the Company's basic life insurance.

         "Disability" shall mean permanent and total disability of an employee participating in the Plan as determined by the Committee in accordance with uniform principles consistently applied, upon the basis of such evidence as the Committee deems necessary and desirable.

         "Fair Market Value" of a share of Common Stock of the Company on any date set forth herein (or, if such date is not expressly set forth herein, on such date or dates as may be determined by the Committee, but not earlier than five trading days prior to the transaction for which the determination is being made), shall mean an amount equal to the mean of the high and low sale prices on the New York Stock Exchange, as reported on the composite transaction tape, or on such other exchange as the Committee may determine.

         "Fiscal Year" shall mean the twelve-month period used as the annual accounting period by the Company and shall be designated according to the calendar year in which such period ends.

         "Internal Revenue Code" shall mean the Internal Revenue Code of 1986 as amended from time to time.

         "Participant" shall mean, as to any award granted under this Plan and for so long as such award is outstanding, the employee to whom such award has been granted.

         "Participating Subsidiary" shall mean any Subsidiary designated by the Committee to participate in this Plan which Subsidiary requests or accepts, by action of its board of directors or other appropriate authority, such designation.

         "Retirement" shall mean separating from service with the Company or a Subsidiary with the right to begin receiving immediate pension benefits under the Company's Pension Plan for Salaried Employees or under another defined benefit pension plan sponsored or otherwise maintained by a Subsidiary for its employees, in either case as then in effect or, in the absence of such Pension Plan or such other pension plan being applicable to any Participant, as determined by the Committee in its sole discretion.

         "Subsidiary" shall mean any domestic or foreign corporation, partnership, association, joint stock company, trust or unincorporated organization "affiliated" with the Company, that is, directly or indirectly, through one or more intermediaries, "controlling", "controlled by" or "under common control with", the Company. "Control" for this purpose means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, contract or otherwise.

13.  Amendments and Termination

     The Committee may at any time terminate or from time to time amend or suspend the Plan in whole or in part in such respects as the Committee may deem advisable in order that awards granted thereunder shall conform to any change in the law, or in any other respect which the Committee may deem to be in the best interests of the Company; provided, however, that no amendment of the Plan shall be made without shareholder approval if (a) shareholder approval of the amendment is at the time required for awards under the Plan to qualify for the exemption from Section 16(b) of the Act provided by Rule 16b-3 thereunder or by the rules of the New York Stock Exchange or any stock exchange on which Common Stock may be listed, or (b) the amendment would make changes in the class of employees eligible to receive Incentive Stock Options under the Plan or would increase the number of shares with respect to which Incentive Stock Options may be granted under the Plan. With the consent of the Participant affected, the Committee may amend outstanding agreements evidencing Stock Options, Stock Appreciation Rights, Performance Units, or Deferred Stock Units in a manner not inconsistent with the terms of the Plan.

     The Committee shall have the power to amend the Plan in any manner contemplated by Section 11 or deemed necessary or advisable for awards granted under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the Act) or to qualify as "performance-based" compensation under Section 162(m) of the Internal Revenue Code, and any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding awards theretofore granted under the Plan notwithstanding any contrary provisions contained in any award agreement. In the event of any such amendment to the Plan, the holder of any award outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any award agreement relating thereto within such reasonable time as the Committee shall specify in such request.

     Notwithstanding anything contained in Section 13 or in any other provision of the Plan, unless required by law, no action contemplated or permitted by this
Section 13 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any award theretofore made under the Plan without the consent of the affected Participant.

14.  Effective Date, Amendment and Restatement, and Term of the Plan

     This Plan, previously denominated the "Air Products and Chemicals, Inc. 1990 Long-Term Incentive Plan," became effective for the Fiscal Year commencing October 1, 1989 for awards to be made for the Fiscal Year commencing October 1, 1989 and for Fiscal Years thereafter and was continued in effect indefinitely until terminated, amended, or suspended as permitted by its terms, following approval by a majority of those present at the January 26, 1989 annual meeting of shareholders of the Company and entitled to vote thereon. Following approval by the holders of a majority of the shares of Common Stock of the Company present and entitled to vote at a meeting of shareholders, the Plan, as amended and restated herein, will continue in effect indefinitely for awards to be made for the Fiscal Year commencing October 1, 1996 and for Fiscal Years thereafter, until terminated, amended, or suspended as permitted under Section 13.


[ X ]      PLEASE MARK VOTES
           AS IN THIS EXAMPLE


                                                                                                         For All
No. 1      ELECTION OF DIRECTORS.                                               For      Withheld        Except
           Election of R. Cizik, R. M. Davis, T. R. Lautenbach,
           and R. F. M. Lubbers as Class I directors for three                  [   ]    [   ]           [   ]
           year terms.

           To withhold authority to vote for any individual nominee, mark the "For All Except" box and write that nominee's name on the space provided below.





           RECORD DATE SHARES:


No. 2      APPOINTMENT OF AUDITORS.                                             For       Against       Abstain
           Ratification of appointment of Arthur Andersen LLP,
           as independent certified public accountants for                      [   ]     [   ]         [   ]
           fiscal year 1996.

No. 3      AUTHORIZED SHARE INCREASE.                                           For       Against       Abstain
           Approval to amend the Company's Restated
           Certificate of Incorporation to increase the number                  [   ]     [   ]         [   ]
           of shares of common stock authorized to be issued
           from 150,000,000 shares to 300,000,000 shares.

No. 4      1997 AMENDMENTS TO LONG-TERM                                         For       Against       Abstain
           INCENTIVE PLAN.
           Approval of 1997 Amendments to the Company's                         [   ]     [   ]         [   ]
           1990 Long-Term Incentive Plan.

No. 5      SECTION 162(m) AMENDMENTS TO THE                                     For       Against       Abstain
           LONG-TERM INCENTIVE PLAN.
           Approval of IRC Section 162(m) Amendments                            [   ]     [   ]         [   ]
           to the Company's 1990 Long-Term Incentive Plan.

No. 6      ANNUAL INCENTIVE PLAN.                                               For       Against       Abstain
           Approval of IRC Section 162(m) Annual
           Incentive Plan Terms.                                                [   ]     [   ]         [   ]


                                                    STATE STREET BANK
                                                    AND TRUST COMPANY

                                           The Board of Directors recommends a
                                            vote FOR Nos. 1, 2, 3, 4, 5, and 6.


Please be sure to sign and date this Proxy.

[                                            ]

Participant sign here                   Date


--------------------------------------------------------------------------------
DETACH CARD


                      STATE STREET BANK AND TRUST COMPANY

December 8, 1995

TO:    ALL PARTICIPANTS IN THE AIR PRODUCTS AND CHEMICALS, INC.
       RETIREMENT SAVINGS AND STOCK OWNERSHIP PLAN

We are pleased to enclose the Notice of Annual Meeting of Shareholders of Air Products and Chemicals, Inc. scheduled for January 25, 1996 and the accompanying proxy statement.

As a participant in a Company-sponsored employee benefit savings plan that provides for pass-through voting to participants, you are entitled to vote the shares credited to your account and held by us in our capacity as Trustee under the Air Products and Chemicals, Inc. Retirement Savings and Stock Ownership Plan. These shares will be voted in confidence as you direct if the enclosed voting direction form is completed by you and received by us on or before January 19, 1996.

We would appreciate your filling in and signing the voting direction form and returning it promptly in the postage-paid envelope.

Cordially yours,

STATE STREET BANK AND TRUST COMPANY, TRUSTEE

     1996 Annual Meeting of Shareholders - Air Products and Chemicals, Inc.

                 State Street Bank and Trust Company Boston, MA
                as Trustee for Air Products and Chemicals, Inc.
                  Retirement Savings and Stock Ownership Plan.

The Trustee is hereby directed to vote the shares of common stock of Air Products and Chemicals, Inc. represented by units of interest (the "shares") allocated to my account under the Retirement Savings and Stock Ownership Plan at the annual meeting of shareholders of Air Products and Chemicals, Inc. to be held on 25 January 1996 as directed on the reverse side with respect to Proposals 1, 2, 3, 4, 5, and 6.

I understand that the whole shares allocated to my Plan account will be voted by the Trustee in person or by proxy as so directed by me. If this form is signed and returned without directions, the shares allocated to my account will be voted by the Trustee for Proposals 1, 2, 3, 4, 5, and 6. Except as otherwise provided in the Retirement Savings and Stock Ownership Plan, such shares will be voted in the proxies' discretion upon such other business as may properly come before the meeting. If this form is not returned or is returned unsigned, the shares allocated to my account will be voted by the Trustee in the same proportions as shares held under the Plan for which voting directions have been received.

[PLEASE MARK AND DATE THE PROXY, AND SIGN YOUR NAME AS IT APPEARS ON THE OTHER SIDE.]

Air Products and Chemicals, Inc.
7201 Hamilton Boulevard                                          [LOGO]
Allentown, PA 18195-1501


                             Proxy Solicited by the

    Board of Directors for Annual Meeting of Shareholders--January 25, 1996


The undersigned hereby appoints Harold A. Wagner, Arnold H. Kaplan, and James H. Agger, or any one of them, with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Air Products and Chemicals, Inc. on Thursday, January 25, 1996, and at any adjournments thereof, and to vote at such meeting the shares which the undersigned would be entitled to vote if personally present in accordance with the following instructions and to vote in their judgment upon all other matters which may properly come before the meeting and any adjournments thereof.


                          (Continued on reverse side)

-------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *


                        [Air Products logo appears here]

                          (Continued from other side)
    The Board of Directors recommends a vote FOR Nos. 1, 2, 3, 4, 5, and 6.


No. 1. ELECTION OF DIRECTORS. Election of R. Cizik, R. M. Davis, T. R. Lautenbach, and R. F. M. Lubbers as Class I directors for three year terms.

FOR                   WITHHELD              To withhold authority to
                                            vote for any individual nominee,
                                            write that nominee's name on the
                                            space provided below.

[   ]                 [   ]                 -----------------------------------


No. 2. APPOINTMENT OF AUDITORS. Ratification of appointment of Arthur Andersen LLP, as independent certified public accountants for fiscal year 1996.

FOR             AGAINST               ABSTAIN

[   ]           [   ]                 [   ]


No. 3. AUTHORIZED SHARE INCREASE. Approval to amend the Company's Restated Certificate of Incorporation to increase the number of shares of common stock authorized to be issued from 150,000,000 shares to 300,000,000 shares.

FOR             AGAINST               ABSTAIN

[   ]           [   ]                 [   ]


No. 4. 1997 AMENDMENTS TO LONG-TERM INCENTIVE PLAN. Approval of 1997 Amendments to the Company's 1990 Long-Term Incentive Plan.

FOR             AGAINST               ABSTAIN

[   ]           [   ]                 [   ]

No. 5. SECTION 162(m) AMENDMENTS TO THE LONG-TERM INCENTIVE PLAN. Approval of IRC Section 162(m) Amendments to the Company's 1990 Long-Term Incentive Plan.

FOR             AGAINST               ABSTAIN

[   ]           [   ]                 [   ]


No. 6. ANNUAL INCENTIVE PLAN. Approval of IRC Section 162(m) Annual Incentive Plan Terms.

FOR             AGAINST               ABSTAIN

[   ]           [   ]                 [   ]


                                        The shares represented by this proxy
                                        will be voted as directed by the
                                        shareholder on this proxy with respect
                                        to proposals 1, 2, 3, 4, 5, and 6. If no
                                        direction is given, such shares will be
                                        voted for proposals 1, 2, 3, 4, 5, and
                                        6. Such shares will be voted in the
                                        proxies' discretion upon such other
                                        business as may properly come before the
                                        meeting.
                                        Dated ---------------------------, 1996
                                        --------------------------------------
                                                      signature
                                        --------------------------------------
                                               Signature if held jointly

                                        Please mark and date this proxy and sign your name as it appears hereon. If executed by a corporation, a duly authorized officer should sign. Executors, administrators, and trustees should so indicate when signing. If shares are held jointly, EACH holder should sign.

"PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"

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                            * FOLD AND DETACH HERE *


                        [Air Products logo appears here]


                                 Annual Meeting
                                       of
                        Air Products and Chemicals, Inc.

                          Thursday - January 25, 1996
                                   2:00 p.m.
                        Tompkins College Center Theater
                      Cedar Crest College, Allentown, PA.